EXHIBIT 10.32

                                 DATED 10th June 1994
                           (1)      THE PRUDENTIAL
                                    ASSURANCE COMPANY
                                    (as Landlord)

                           (2)      ARCHER GROUP MANAGEMENT
                                    SERVICES LIMITED
                                    (as Tenant)

                           (3)      ARCHER GROUP HOLDINGS PLC
                                   (as Guarantor)


                                    L E A S E
                                       of
                                   Third Floor
                                   Number Two
                           Minster Court Mincing Lane
                                   London EC3







                                 CLIFFORD CHANCE
                              200 Aldersgate Street
                                 London EClA 4JJ

INDEX

CLAUSE PAGE
1.       INTERPRETATION ......................................................1
         1.1 Definitions .....................................................1
         1.2 Interpretation .................................................10

2.       DEMISE AND RENTS ...................................................11

3.       TENANT'S COVENANTS .................................................12
         3.1      Rents.. ...................................................13
         3.2      Outgoings .................................................13
         3 .3     Repairs and Decorations ...................................14
         3.4      YieldingUp ................................................16
         3.5      Statutory Requirements ....................................16
         3.6      PlanningActs ..............................................17
         3.7      To comply with Notices ....................................19
         3.8      Rights of entry by Landlord ...............................19
         3.9      Landlord's Survey .........................................20
         3.10     Landlord's Costs ..........................................20
         3.11     Obstruction of Services, etc ..............................21
         3.12     Alterations ...............................................21
         3.13     Appearance of Demised Premises ............................23
         3.14     Comply with Fire Regulations ..............................24
         3.15     Carrying out of alterations ...............................24
         3.16     User Restrictions .........................................25
         3.17     User ......................................................25
         3.18     Encroachments and easements ...............................25
         3.19     Alienation ................................................26
         3.20     Disclosure of information .................................31
         3.21     Registration of dispositions ..............................31
         3.22     Signs and advertisements ..................................31
         3.23     Overloading floors and services ...........................31
         3.24     Dangerous materials and use of machinery ..................32
         3.25     Interest on overdue Payments ..............................33
         3.26     Indemnity .................................................33
         3.27     Covenants affecting the reversion .........................34
         3.28     Defective Premises ........................................34
         3.29     Value Added Tax ...........................................34
         3.30     Estate Regulations ........................................35
         3.31     Building Regulations ......................................35
         3.32     Electricity Supply ........................................35
         3.33     Taxation ..................................................35
         3.34     As to the Head Lease ......................................36

4.       LANDLORD'S COVENANTS................................................36
         4.1      Quiet Enjoyment............................................36
         4.2      Head Lease ................................................37
         4.3      Estate Services............................................37
         4.4      Building Services..........................................38
         4.5      Electricity Supply.........................................39
         4.6      Void Costs.................................................40

5.       PROVISOS............................................................40
         5.1      Forfeiture.................................................40
         5.2      Jurisdiction...............................................41
         5.3      No Implied Easements.......................................41
         5.4      Exclusion of Warranty as to User...........................41
         5.5      Limitation  of Landlord's Liability .......................42
         5.6      No Liability for Staff ....................................42
         5.7      Tenant's Fixtures and Fittings ............................42
         5.8      Development of Adjoining Property .........................43
         5.9      Notices ...................................................43
         5.10     EffectofWaiver ............................................43
         5.11     Covenants relating to adjoining property ..................43
         5.12     Tenant not to object to works .............................44
         5.13     No right of set-off etc. ..................................44
         5.14     Invalidity of certain provisions ..........................44
         5.15     Waiver etc of regulations .................................44
         5.16     Party Walls ...............................................45
         5.17     Exclusion of statutory compensation .......................45
         5.18     Management Company ........................................45

6.       INSURANCE ..........................................................46
         6.1      Landlord to insure ........................................46
         6.2      Evidence of insurance .....................................46
         6.3      Destruction of Demised Premises ...........................47
         6.4      Cesser of rent ............................................47
         6.5      Option to determine .......................................48
         6.6      Tenant not to vitiate insurance etc .......................48
         6.7      Decennial Insurance .......................................49
         6.8      Self Insurance ............................................49

7.       ESTATE SERVICE CHARGE ..............................................50
         7.1      Landlord's liability ......................................50
         7.2      Tenant to pay Estate Service Charge .......................50
         7.3      Estate Expenditure ........................................50
         7.4      Estate Expenditure Certificate ............................51
         7.5      Estate Accounting Year ....................................51
         7.6      Estate Service Charge Advance Payment .....................52
         7.7      Tenant to pay balance of Estate Service Charge ............53
         7.8      Omission by Landlord to include item in Estate
                  Expenditure ...............................................53
         7.9      Estate Reserve Fund .......................................53

         7.10     Variation of the Estate Service Charge ....................54
         7.11     Estate Services provided to the Tenant ....................54
         7.12     Variation of Estate Services ..............................54
         7.13     Major Works ...............................................55
         7.14     Raising Money by Loan or Overdraft ........................55
         7.15     Interest ..................................................55
         7.16     Dunster Court .............................................55

8.       BUILDING SERVICE CHARGE ............................................55
         8.1      Tenant to pay Building Service Charge .....................55
         8.2      Building Expenditure ......................................56
         8.3      Building Expenditure Certificate ..........................57
         8.4      Building Accounting Year ..................................57
         8.5      Building Service Charge Advance Payment ...................57
         8.6      Tenant to pay balance of Building Service Charge ..........58
         8.7      Omission by Landlord to include item in Building
                  Expenditure ...............................................59
         8.8      Building Reserve Fund .....................................59
         8.9      Variation of the Building Service Charge ..................59
         8.10     Building Services provided to the Tenant ..................60
         8.11     Variation of Building Services ............................60
         8.12     Major Works ...............................................60
         8.13     Raising Money by Loan or Overdraft ........................61
         8.14     Interest ..................................................61

9.       OPTION TO BREAK ....................................................61

10.      GUARANTOR'S COVENANT ...............................................61

FIRST SCHEDULE
The Demised Premises ........................................................62

SECOND SCHEDULE
Rights Granted ..............................................................63

THIRD SCHEDULE
Exceptions and Reservations .................................................66

FOURTH SCHEDULE
Matters to which the Demised Premises are subject .......................... 69

FIFTH SCHEDULE
Rent and Rent Review ........................................................70

SIXTH SCHEDULE
Estate Services .............................................................75

SEVENTH SCHEDULE
Building Services............................................................82

EIGHTH SCHEDULE
Guarantee Provisions ........................................................89

NINTH SCHEDULE
Estate Regulations ..........................................................92

TENTH SCHEDULE
Building Regulations ........................................................96

ELEVENTH SCHEDULE
Electricity Supply ..........................................................98

THIS LEASE is made this 10th day of June One thousand nine hundred and ninety four.

BETWEEN:

1) THE PRUDENTIAL ASSURANCE COMPANY LIMITED (Company Registration Number 15454) whose registered office is at 142 HoIbom Bars London EClN 2NH (the "Landlord"); and

2) ARCHER GROUP MANAGEMENT SERVICES LIMITED (Company Registration Number 02733994) whose registered office is at 1 Minster Court Mincing Lane London EC3R 7AA (the "Tenant")


3) ARCHER\HOLDINGS PLC (Company Registration Number 02186145) whose registered office is at 4th Floor Holland House 1-4 Bury Street London EC3A 51A (the "Guarantor")


W I T N E S S E S  as follows:

1.       INTERPRETATION

1.1 IN this Lease, where the context so admits, the following expressions shall include as follows:

1.1.1 Access Ramp" means the entrance and exit ramp from Mark Lane down to basement level and the entrance and exit way connecting to the Basement all of which is shown coloured brown on Plan 1, Plan 2 and Plan 3, as altered, added to, extended, varied, stopped up or repositioned under the Third Schedule or such alternative entrance and exit to and from a public highway as the Superior Landlord or the Landlord may from time to time designate thereunder

1.1.2    "Basement" means the basement in the building

1.1.3 "Building" means the building currently known as Number Two Minster Court which now abuts Mark Lane, Dunster Court and Minster Court the extent of which is shown (for the purposes of identification only) edged red on Plan 1, Plan 2, Plan 3 and Plan 4 and which includes (without limitation):

(a) the roof, all external walls and the main structure thereof and the foundations piles and soil upon which the Building rests; and
(b)  all  landlord's  fixtures,   fittings,  plant,  machinery,   apparatus  and
     equipment now or hereafter in or upon the same, including, without limitation, the Fixtures; and
(c)  all additions alterations and improvements thereto from time to time

1.1.4 "Building Common Ruts" means such parts of the Building as are not designed for letting or beneficial use and occupation (together with such other parts as are occupied or (the Landlord acting reasonably in this regard) reserved for occupation for the purpose of the management of the Building) together with the Car Park or such other parts of the Building as may be reasonably required by the Landlord (but excluding the Demised Premises or any part thereof)

1.1.15   "Building Expenditure" means the sum calculated pursuant to Clause 8.2

1.1.6 "Building Regulations" means the regulations set out or referred to in Clause 3.3 1 and the Tenth Schedule;

1.1.7 "Building Service Charge" means a sum equal to such reasonable and proper proportion as the Landlord may from time to time reasonably and properly specify of the Building Expenditure

1.1.8 "Building  Services" means the services  amenities and payments set out in
Section I of the Seventh Schedule

1.1.9 "Car Park" shall mean the car park situated in the Basement and shown for identification purposes edged yellow on Plan 1

1.1.10 "Conducting Media" means pipes, wires, cables, sewers, drains, watercourses, trunking, ducts, conduits and other media for the provision of water, electricity, gas, telecommunications, heating, air-conditioning, ventilation, fire alarm or other services and includes any fixing, louvres, cowls and other ancillary apparatus

1.1.11 "Demised Premises" means the premises situate on the third floor of the Building more particularly described in the First Schedule and includes each and every part thereof

1.1.12 "DunsterCourt Documents" means the agreement dated 15th September 1988 between The Prudential Assurance Company Limited (1) and the Clothworkers Company (2) and includes the deed agreement and lease at Annexures A, B and C thereof respectively (whenever the same are completed) in the form or substantially in the form of those annexed to such agreement and includes any other documents or arrangements governing the use of Dunster Court from time to time

1.1.13 "Dunster Court Access" means the access road from Mincing Lane and the turning circle and other areas shown coloured yellow on Plan 3 and as altered, added to, extended, varied, stopped up or repositioned under the Third Schedule or such alternative vehicular access as the Superior Landlord or the Landlord may from time to time designate thereunder

1.1.14 "Estate" means the land shown edged blue on Plan 1, Plan 2, Plan 3 and Plan 4 together with any additional land in the neighbourhood of the Estate in which the Superior Landlord or the Landlord or a Group Company of the Superior Landlord or the Landlord shall acquire a freehold or leasehold interest and which the Superior Landlord or the Landlord from time to time reasonably designates as part of the Estate, together in each case with all buildings and appurtenances thereon from time to time and all additions, alterations and improvements thereto

1.1.15 "Estate Common Parts" means those parts (other than the Building or the building known as Number One or Number Three Minster Court) of the Estate (such parts not being publicly adopted) which are from time to time intended for the common use and enjoyment of the tenants or occupiers of the Estate and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) and includes without prejudice to the foregoing:

a) Minster Court, the Access Ramp, the Dunster Court Access and Minster Pavement (as referred to in Clause 1.1.43);

b) roads to the point of connection with a highway maintainable at public expense;

c) bridges, kerbs, pavements, footpaths, landscaped areas, and open areas, including the central court and courtyard;

d) malls, walkways, pedestrian ways, concourses and circulation areas, staircases, travelators, escalators, elevator ramps and lifts, loading bays, tirecourts, service roads, service areas and service bays which are not and are not intended to be the responsibility of a particular tenant or tenants;

e) Conducting Media therein which are not and are not intended to be the responsibility of a particular tenant or group of tenants;

f) foundations, pilings, substructures, floors, walls, Glazed Roof, ramps, accessways, entrances, exits and any other matters or things which make up those parts of the Estate which are not and are not intended to be the responsibility of a particular tenant or tenants, as any of the same may be altered, added to, extended, varied, stopped up, repositioned or substituted under the Third Schedule

1.1.16 "Estate Expenditure" means either (i) for so long as the Landlord is the Freeholder of the Estate Common Parts the sum calculated pursuant to Clause 7.3 or (ii) in the event of the Landlord ceasing to be the Freeholder of the Estate Common Parts and no longer responsible for providing the Estate Services the sum payable from time to time by the Landlord under the provisions of the Head Lease or otherwise to the person responsible for supplying the Estate Services

1.1.17 "Estate Regulations" means the regulations set out or referred to in Clause 3.30 and the Ninth Schedule

1.1.18 "Estate Service Charge" means a sum equal to such reasonable and proper proportion as the Landlord may from time to time reasonably and properly specify (having regard to all relevant factors) of the Estate Expenditure

1.1.19 "Estate  Services" means the services,  amenities and payments set out in
Section I of the Sixth Schedule

1.1.20 "Excluded Plant" means the air handling ducts and the VAV boxes in the void above the suspended ceilings within the Demised Premises and all Conducting Media not exclusively serving the Demised Premises

1.1.21 "Fixtures" means all landlord's fixtures and fittings in or upon the Demised Premises including (without limitation) any electrical and mechanical plant, machinery, equipment and apparatus and the water and sanitary apparatus, lights, lighting, false ceilings, floor coverings, aerials and communications systems, all Conducting Media exclusively serving the Demised Premises and all additions alterations and improvements thereto made from time to time (but excluding all tenant's and trade fixtures and fittings and the Excluded Plant)

1.1.22 "Force Majeure" means (a) any emergency, damage to or destruction of any installations or apparatus, mechanical or other defect or breakdown not caused by any act or default of the Landlord where the Landlord has acted prudently and with due diligence (b) frost or other inclement conditions, shortage of energy, supplies, fuel, materials, water or labour, strikes or lockouts or other industrial action, enemy action, war or civil commotion, governmental restrictions, acts of God and (c) any other cause beyond the control of the Landlord

1.1.23 "Glazed Roof" means the glazed roof and supports over Minster Court the Access Ramp and between the Building and Number Three Minster Court and the Building and Number One Minster Court and includes any reinstatement or replacement thereof and any new roof in such areas whether or not wholly glazed or at the same level as that now in existence

1.1.24 "Group Company" means any company which is for the time being a member of the same group of companies as the Landlord or the Tenant (as the case may be) within the meaning of Section 42(l) of the Landlord and Tenant Act 1954

1.1.25 "Guarantor" means the person from time to time guaranteeing the obligations of the Tenant in this Lease and includes the party so named above and in the case of an individual includes his or her personal representatives and in the case of a company includes any company into which it shall merge

1.1.26 "Head Lease" means the superior lease under which the Landlord holds the Building and all leases superior thereto

1.1.27 "Initial Rent" means the following clear yearly rents for the following periods:

         a) from and including 25 April 1994 to and including 23 June 1994 - rent at the rate of pounds 03,091.59 per annum

         b)       from and including 24 June 1994 to and including 24 March 1996
                  - rent at the rate of pounds 364,768 per annum;

         c) from and including 25 March 1996 to and including 24 March 1998 - rent at the rate of pounds 521,729 per annum;

         d) from and including 25 March 1998 to and including 24 December 1998 - rent at the rate of pounds 577,786 per annum;

1.1.28 "Insurance Rent" means a reasonable and proper proportion of the aggregate of:

         (i) the sums which the Landlord may from time to time incur in respect of insurance in accordance with the provisions of Clause 6.1; and

         (ii) the costs from time to time of any insurance valuations carried out by the Landlord in respect of the Building at such periods as the Landlord may reasonably consider appropriate

1.1.29 "Insured Risks" means (to the extent that the same are insurable and subject to such exclusions and limitations or conditions as may be imposed from time to time by the insurers or contained in the policy of insurance such exclusions limitations and conditions in both cases being reasonably common in the insurance market at the time of imposition and which the Landlord shall notify to the Tenant forthwith upon becoming aware thereof) fire, lightning, explosion, storm, tempest, flood, earthquake, bursting and overflowing of water tanks, apparatus and pipes, riot, civil commotion, malicious damage, impact by any vehicle aircraft or aerial device or by any article dropped therefrom subsidence heave landslip and landslide and such other risks as the Landlord shall from time to time reasonably consider necessary

1.1.30 "Interest Rate" means the base rate for the time being of Midland Bank public limited company or such other rate or rates for the time being replacing the same by reference to which London and Scottish Clearing Banks determine their own rates of interest or if none such rate of interest as the Landlord may reasonably and properly specify

1.1.31 "Internal Decoration Year" means the year ending 3 1 December 1998 and thereafter every subsequent fifth year of the Term (subject to the provisions of Clause 3.3.4)

1.1.32 "Landlord" includes the person entitled to the reversion for the time being immediately expectant on the Term

1.1.33 "Landlord's Specification" means the specification annexed to this Lease so marked and signed on behalf of the parties for identification purposes

1.1.34 "Landlord's Surveyor" means a surveyor or member of a firm of Surveyors instructed by the Landlord for any of the purposes of this Lease which surveyor or member shah be a fellow or associate of the Royal Institution of Chartered Surveyors or the Incorporated Society of Valuers and Auctioneers and such surveyor may be a person employed directly by the Landlord or a company which is a Group Company of the Landlord

1.1.35 "this Lease" means this Lease and any document which is made supplemental hereto or which is entered into pursuant'to or in accordance with the terms hereof

1.1.36 "Lettable Areas in the Building" means those parts of the Building leased or intended to be -leased to occupational tenants (but excluding any parts of the Building leased or intended to be leased to statutory undertakers for the purpose of the carrying out of their statutory obligations

1.1.37 "Lettable Areas in the Estate" means those parts of any building on the Estate leased or intended to be leased to occupational tenants (but excluding any parts of such building leased or intended to be leased to statutory undertakers fir the purposes of the carrying out of their statutory obligations)

1.1.38 "Loading Bay" means the loading bay at Basement Level as shown for the purpose of identification only coloured orange on Plan Numbered 1

1.1.39 "Management Company" means any company appointed by the Landlord pursuant to Clause 5.18

1.1.40 "Management Premises" means any administrative and control offices and centres and stores reasonably maintained by the Landlord or the Superior Landlord or the person responsible for providing the Estate Services from time to time for the purposes of managing the Estate and providing the Estate Services and/or, as the case may be, managing the Building and providing the Building Services together with any accommodation including residential accommodation (if any) reasonably provided by the Landlord or such other person from time to time for a guard or manager employed by it for purposes connected with the Estate and/or the Building (whether or not within the Estate)

1.1.41 "Minster Court" means the main entrance to the Estate from Mincing Lane and the covered steps, doors, gates, courtyards and piazza now fronting each of the buildings in the Estate and which is shown coloured pink on Plan 3 and Plan 4 as altered, added to, extended, varied, stopped up or repositioned from time to time under the Third Schedule or such alternative main entrance to the Estate or the Building from a public highway as the Superior Landlord or the Landlord may from time to time designate thereunder

1.142 "Minster Court Access Hours" means the hours of 7.00 am to 7.00 pm on Monday to Friday inclusive and 8.00 am to 1.00 pm on Saturdays (excluding Christmas Day, Good Friday and all usual bank or public holidays) as being those during which the entrances and exits to and from Minster Court are open or such other reasonable hours specified by the Superior Landlord or the Landlord as being those during which the same are to be open Provided That the Superior Landlord or the Landlord may close the entrances and exits of Minster Court and/or the Pedestrian Mall to and from the Dunster Court Access independently of all other entrances and exits at such times of day and during such days as it may reasonably require in order to accord with the Dunster Court Documents or as may be reasonably necessary or for the more effective security of the Estate and the Estate Common Parts

1.1.43 "Pedestrian Mall" means the mall now known as Minster Pavement connecting from the Dunster Court Entrance through the Estate at lower ground floor level to Mincing Lane as is shown coloured purple on Plan Number 3

1.1.44 "Permitted Part" means any part of the Demised Premises but so that such part shall have reasonable arrangements for access to the Building Common Parts and to lavatories within the Demised Premises

1.1.45 "Permitted User" means use as good class offices within Class Bl(a) of the Town and Country Planning (Use Classes) Order 1987 (such Order to be read as at the date of this Lease and not having regard to any modification or reenactment thereof) together with ancillary storage

1.1.46 "Plan 1" means Plan Number 1344 S/1.2/10 annexed hereto "Plan 2" means Plan Number 1344 S/1.2/11 annexed hereto "Plan 3" means Plan Number 1344 S/1.2/12 annexed hereto "Plan 4" means Plan Number 1344 S/1.2.13 annexed hereto "Plan 5" means the plan numbered such annexed hereto

1.1.47 "Planning Acts" means the "consolidating Acts" as defined in the Planning (Consequential Provisions) Act 1990 or any statutory modification or reenactment of any such Acts for the time being in force and any regulations or orders made or having effect thereunder

1.1.48 "Reinstatement Cost" means the costs of reinstating the Building at the time when such reinstatement is likely to take place having regard to any possible increases in building costs in a sum which includes the cost of demolition, shoring up, site clearance, ancillary expenses and architects' surveyors' and other professional fees and Value Added Tax on all the items mentioned in this definition

1.1.49 "Retained Parts" means all parts of the Building (which do not comprise Lettable Areas in the Building or Estate Common Parts) including but not limited to:
         a)       the Building Common Parts;
         b)       the Management Premises;
         c) any parts of the Building reserved by the Landlord for the housing of plant, machinery and equipment or otherwise in connection with or required for the provision of services;
         d) all Conducting Media in, upon, over or under or exclusively serving the Building except any that form part of and exclusively serve the Lettable Areas in the Building;
         e) the main structure of the Building and in particular, but not by way of limitation, the roof, foundations, external walls, internal load- bearing walls and the structural parts of the roof, ceilings and floors, all party structures, boundary walls, the Basement, railings and fences and all exterior parts of the Building and all roads, pavements, pavement lights and car parking areas (if any) within the curtilage of the Building;
         f)       the smoke vents in the Building;
         g)       the Excluded Plant;
         h) such other parts of the Building as may be reasonably designated as such by the Landlord

1.1.50 "Service Systems" means all Conducting Media within the Estate or the Building which serve both the Demised Premises and other Lettable Areas in the Building and/or Lettable Areas in the Estate

1.1.51 "Superior Landlord" mans the landlord under the Head Lease or other the person or persons for the time being entitled to any estate or estates which are reversionary (whether immediate or mediate) upon the Landlord's estate or interest in the Demised Premises or the Estate

1.1.52 "Tenant" includes the successors in title and assigns of the Tenant, as the case may be and, in the case of an individual, includes his or her personal representatives

1.1.53 "Term" means the term of fifteen (15) years commencing on 25 December 1993 (the "contractual term") and includes the period of any holding over or any continuation whether by statute or common law

1.1.54 "VAT Deed" means the deed of today's date between the parties hereto in relation to VAT on the rents hereby reserved

1.1.55 "Water Charges" means the Water Bate together with any charges for services performed, facilities provided or rights made available by the water authority under the powers granted by the Water Act 1989 including, but without limitation, sewerage and environmental charges

1.1.56 "Water Testing" means the carrying out of all tests and sampling of the water and sanitary systems within the Building as may in the Landlord's reasonable opinion from time to time be appropriate or necessary in relation to health or hygiene, including, without limitation, such testing and sampling as may be required by any relevant legislation or applicable code of practice

1.2 Interpretation
    Unless there is something in the subject or context inconsistent therewith:-

1.2.1 any words or expressions importing the singular number shall be taken to include the plural number and vice versa and words importing gender shall be taken to include any other gender;

1.2.2 where two or more persons are included in the expression the "Tenant" and/or the "Landlord" and/or the "Guarantor" the covenants which are expressed to be made by the Tenant and/or the Landlord and/or the Guarantor shall be deemed to be made by such persons jointly and severally;

1.2.3 words importing persons shah include firms, companies and corporations and vice versa;

1.2.4 any covenant or regulation to be observed by the Tenant not to do any act or thing shall include an obligation not to cause permit or suffer such act or thing to be done by it, its tenants, undertenants, agents, contractors or others for whom it is responsible;

1.2.5 references either to any right of the Landlord to have access to or entry upon the Demised Premises or the rights of the Tenant in relation to any adjoining properly shall be construed as extending respectively to the Superior Landlord and all persons authorised by the Landlord and the Superior Landlord and (as the case may be) by the Tenant including agents, professional advisers, contractors, workmen and others with or without plant and materials;

1.2.6 whenever the consent or approval of the Landlord is required, the relevant provision shall be construed as also requiring the consent or approval of the Superior Landlord if it is also required pursuant to the Head Lease, and nothing in the Lease shall be construed as implying that the Superior Landlord shall be under any obligation not unreasonably to withhold its consent or approval

1.2.7 any reference to a statute (whether specifically named or not) shall include any amendment or reenactment of such statute for the time being in force and all instruments, orders, notices, regulations, directions, bye-laws, permissions and plans for the time being made, issued or given thereunder or deriving validity therefrom;

1.2.8 reference to any agreement, contract, deed or document shall be construed as including any amendment, variation, alteration or modification thereto and any novation thereof and any thing supplemental thereto;

1.2.9 reference to Value Added Tax shall include any tax of a similar nature substituted for Value Added Tax;

1.2.10 the titles and headings appearing in this Lease are for reference only and shall not affect its construction;

1.211 any reference to a clause or schedule means a clause or schedule of this Lease

2.       DEMISE AND RENTS
In consideration of the rents and covenants on the part of the Tenant hereinafter reserved and contained the Landlord hereby demises unto the Tenant ALL THAT the Demised Premises TOGETHER WITH the rights specified in the Second Schedule EXCEPT AND RESERVED as mentioned in the Third Schedule TO HOLD the Demised Premises unto the Tenant for the Term SUBJECT to any matters specified or referred to in the Fourth Schedule and to all rights, covenants, conditions, agreements, easements, quasi-easements or licences whatsoever affecting the Demised Premises PAYING therefor yearly during the Term and so in proportion for any less time than a year

2.1  first  the  Initial  Rent or such  rent  ascertained  from  time to time in accordance with the provisions contained in the Fifth Schedule by equal quarterly payments in advance on the four usual quarter days in every year the first such payment to be calculated from 25 April 1994 to 28 September 1994 (both dates inclusive) and to be made on 24 June 1994;

2.2 second, by way of further or additional rent (severally) the Estate Service Charge and the Building Service Charge calculated in the manner and payable at the times specified in Clause 7 and Clause 8 respectively;

2.3 third, by way of further or additional rent each of the Insurance Rent payable to the Landlord within fourteen (14) days of demand and the Electricity Charge (as defined in the Eleventh Schedule) payable at the times specified in such schedule;

2.4 fourth, within fourteen days of demand by way of further or additional rent (but in addition and without prejudice to any right of reentry or other remedy herein contained or by law vested in the Landlord) all sums referred to in Clauses 3.10 and 3.25;

2.5 fifth, by way of further or additional rent (but in addition and without prejudice to any right of reentry or other remedy herein contained or by law vested in the Landlord) any other moneys which are by this Lease stated to be recoverable as rent in at-rear to be paid to the Landlord as therein provided within fourteen (14) days of demand; and

2.6 sixth, by way of further or additional rent any Value Added Tax which may be chargeable in respect of any rents or other sums reserved or payable hereunder ALL such rents to be paid without any deduction, set-off, counter-claim, abatement or reduction whatsoever (except for tax required by statute to be deducted)

3.   TENANT'S COVENANTS
     THE Tenant HEREBY COVENANTS with the Landlord as follows:

3.1       Rents
To pay the rent first hereby reserved, the Insurance Rent, the Estate Service Charge, the Building Service Charge and the Electricity Charge (as defined in the Eleventh Schedule hereof) and all other rents at the times and in the manner specified in Clause 2 without any deduction, set-off, counter-claim, abatement or reduction whatsoever (except as mentioned above)

3.2.     Outgoings
3.2.1 (Subject only to any statutory direction to the contrary) to pay and discharge all rates and Water Charges, taxes, assessments, outgoings and impositions whatsoever (save to the extent that the same are included in the Building Service Charge or in the Estate Service Charge) (whether parliamentary, parochial, local or otherwise and whether or not of a capital or non-recurring nature or of a wholly novel character), together with any Value Added Tax on any of the same, which are now or may at any time hereafter be assessed, charged or imposed upon the Demised Premises or on the owner or occupier in respect thereof and all proper proportions thereof (except income or corporation tax payable by the Landlord in respect of rents and other payments arising under this Lease or income or corporation tax or Value Added Tax or capital gains tax payable as a result of any dealing with any reversion immediately or mediately expectant on the Term)

3.2.2 To pay and contribute within fourteen (14) days of demand to the Landlord a fair and reasonable proportion (to be fairly and properly determined by the Landlord's Surveyor) of the costs, charges, fees and expenses properly expended or incurred by the Landlord (but only to the extent that the same do not fall to be included in the Estate Service Charge or the Building Service Charge) in making, laying, repairing, maintaining, rebuilding, decorating, cleansing and lighting (as the case may be) any roadways or courts, passages, pavements, turntables, party walls or fences, party structures, pipes or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by, the Demised Premises in common with any adjoining property and in default of payment to be recoverable as rent in arrear

3.2.3 To indemnify the Landlord against any loss to the Landlord of void rating relief (or part thereof) which would have been applicable to the Demised Premises by reason of the Demised Premises being vacant after the end of the Term (or any earlier determination thereof) but which is not available to the Landlord on the ground that such relief (or part thereof) has already been allowed to the Tenant

3.2.4 To co-operate with the Landlord in respect of contesting any outgoings referred to in Clause 3.2.1 or appealing any assessments related thereto and to supply to the Landlord forthwith upon receipt copies of any such assessments and to make available to the Landlord such information in respect thereof as the Landlord reasonably requests

3.2.5 Not to agree or appeal or contest any such outgoings or any assessments related thereto without the prior approval in writing of the Landlord (such approval not to be unreasonably withheld or delayed)

3.2.6 To pay to the suppliers and indemnify the Landlord against all charges for telephone, water, gas (if any) and other services consumed in the Demised Premises during the Term including any connection charge and meter installation costs and rents

3.2.7    (a)      To perform and observe all present and future  regulations and requirements of the electricity, telephone, gas and water supply or other authorities; boards or companies in respect of the supply and consumption of electricity, telephone services, gas, water and other services on the Demised Premises and to keep the Landlord indemnified against any breach thereof

         (b) To pay to the Landlord or as it may direct an amount equal to any rebate or rebates which the Tenant or any under-tenant may receive from a statutory undertaker in respect of the capital costs incurred by the Landlord or Group Company of the Landlord for providing water, foul and surface water drainage, gas, electricity and telecommunications

3.3      Repairs and Decorations
3.3.1 (Damage by the Insured Risks excepted save to the extent that payment of the insurance monies shall be withheld by reason of any act, neglect or default of the Tenant or any under-tenant or person under its or their control) to repair and keep the Demised Premises and any Conducting Media outside the Demised Premises exclusively serving the same in good and substantial repair and condition and where necessary in order so to do to renew, rebuild and reinstate the Demised Premises or any part thereof

3.3.2 To replace from time to time any Fixtures which may be or become in need of replacement with new ones which are similar in type and quality so that at all times throughout the Term the Fixtures shah be in first class repair working order and condition as appropriate to the size quality and prestige of the Demised Premises and the Building and the Estate of which they are part

3.3.3 To keep all mechanical and electrical plant, machinery, apparatus and equipment (not being Excluded Plant or moveable property of the Tenant or any under-tenant) in or exclusively serving the Demised Premises properly maintained and in good working order and condition and for that purpose:

a) either (i) (subject to such contractors offering reasonable commercial terms) to employ the contractors of the Landlord for the maintenance and service of the air-conditioning and other plant within the Demised Premises(such contractors to be notified to the Tenant by the Landlord) or (ii) in the event of the Landlord not employing contractors, to employ such reputable contractors as may be approved by the Landlord, such approval not to be unreasonably withheld or delayed, regularly to inspect, maintain and service the same and to supply to the Landlord upon request copies of any contracts entered into by the Tenant in respect thereof;

b) to renew or replace all working and other parts as and when necessary and (if reasonably required by the Landlord) on the expiration or sooner determination of the Term; and

c) to ensure by directions to the Tenant's staff and otherwise that such plant and machinery is properly operated

3.3.4 In every Internal Decoration Year and also in the last six months of the Term (whether determined by effluxion of time or otherwise) (hut so that the Tenant shall not be required in the last twelve (12) months of the Term to comply with this sub-clause otherwise than in the last six (6) months of the
Term)in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) in colours to be approved by the Landlord (such approval not to be unreasonably withheld or delayed) or otherwise treat as appropriate all parts of the Demised Premises required to be so treated and as often as may be reasonably necessary properly to wash down all tiles, glazed bricks and similar washable surfaces including all doors fronting onto the Building Common Parts, such decorations and treatment to be executed in accordance with the reasonable conditions set down for the treatment of the internal face of the cladding of the Building as the Landlord shall from time to time provide to the Tenant

3.3.5 To keep the Demised Premises in a clean and tidy condition and as and when necessary at least once in every two (2) months properly to clean the insides of all windows and window frames and all other glass in the Demised Premises

3.3.6 To maintain and when necessary (if reasonably required by the Landlord) on the expiration or sooner determination of the Term to replace the carpets or such other floor coverings now or from time to time laid in the Demised Premises with new carpets or other floor coverings of equivalent quality and value

3.4      Yielding Up
3.4.1 Immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:

(a) to replace any of the' Fixtures which shall be missing broken damaged or destroyed with new ones of similar kind and quality;

(b) to remove from the Demised Premises and the Building and the Estate any moulding, sign, writing or painting of the name or business of the Tenant or occupiers and all tenant's fixtures fittings furniture and effects and to make good to the reasonable satisfaction of the Landlord all damage caused by such removal;

(c) to the extent required by the Landlord but not otherwise, to remove all wiring, cabling and other conducting material installed in the Demised Premises and the Estate or the Building by or at the request of the Tenant or any undertenant in respect of video, data and sound communications, including telephones; and

(d) to the extent required by the Landlord but not otherwise, well and substantially to remove all alterations carried out by the Tenant during the Term or prior to the commencement thereof (including any works under Clause 3.12) and to reinstate the Demised Premises in or to the condition specified in the Landlord's Specification and otherwise in such manner as the Landlord shall reasonably direct and to its reasonable satisfaction

3.4.2 At the expiration or sooner determination of the Term quietly to yield up the Demised Premises to the Landlord in good and substantial repair and condition in accordance with the covenants and other obligations on the part of the Tenant contained in this Lease

3.5  Statutory Requirements
3.5.1 Within fourteen (14) days (or sooner if requisite having regard to the requirements of the notice in question or the time limits stated therein) of the receipt of the same, to produce to the Landlord a true copy and any further particulars reasonably required by the Landlord of any permission, notice or order or proposal for a notice or order relevant to the Demised Premises or to the Estate or to the Building or to the use or condition thereof or otherwise concerning the Tenant made, given or issued to the Tenant or occupier by any government department or local or public authority AND without delay to take all necessary steps to comply therewith so far as the same is the responsibility of the Tenant AND ALSO at the request of the Landlord but at the cost of the Tenant to the extent to which it relates to the Demised Premises to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall reasonably deem expedient

3.5.2 At the expense of the Tenant, to execute and comply with all works and other requirements whatever as may now or at any time during the Term be lawfully directed or required by any local or other public or competent authority or Court of competent jurisdiction or statute (including without limitation the Offices, Shops and Railways Premises Act 1963, the Health and Safety at Work Etc. Act 1974 and the Fire Precautions Act 1971) or bye-law to be executed or done upon or in respect of the Demised Premises or any addition thereto or any part thereof or the user thereof or employment or residence therein of any person or persons or fixtures, machinery, plant or chattels therein or by the owner or occupier thereof and to indemnify and keep indemnified the Landlord at all times against all costs, charges and expenses of or incidental to any such works, things or requirements and not at any time during the Term to do (or omit to do any act or thing for which the Tenant is responsible hereunder) on or about the Demised Premises or any part or parts of the Building or the Estate used for the purposes of but not comprised in the Demised Premises any act or thing by reason of which the Landlord may under any order or enactment incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, charges or expenses

3.5.3 To comply with all reasonable rules and regulations which the Landlord may from time to time promulgate in relation to the maintenance of the water and sanitary systems (if any) within the Demised Premises and, when reasonably required by the Landlord, to shut down such of the water or sanitary systems as the Landlord may specify to enable the Landlord to carry out Water Testing

3.6    Planning Acts
3.6.1 At all times during the Term, to comply in all respects with the provisions and requirements of the Planning Acts and of all consents, permissions and conditions (if any) granted or imposed or having effect thereunder so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations, works, acts or things already or hereafter to be carried out, executed, done or omitted thereon or the use thereof for any purpose

3.6.2 At the expense of the Tenant, to obtain all planning permissions and any other consents and to serve all notices as may be required for the carrying out or continuation of any operation or use on the Demised Premises which may constitute development but so that no application for planning permission or for a determination under Section 64 of the Town and Country Planning Act 1990 shall be made or any notice given to any authority of the commencement or carrying out of any development nor shall any notice be given of an intention to commence or carry out the same without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed

3.6.3 To pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the institution or continuance of any such use as is referred to above

3.6.4 Notwithstanding any consent which may be granted by the Landlord under this Lease, not to carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by it in writing as satisfactory to it (which acknowledgement will not be unreasonably withheld or delayed) But so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that the period thereof, any condition contained therein or anything omitted therefrom in the reasonable opinion of the Landlord's Surveyor would be or be likely to be prejudicial to the Landlord's interest in the Demised Premises or the Building or the Estate whether during the Term or following the determination or expiration thereof

3.6.5 Unless the Landlord shall otherwise direct, to carry out and complete before the expiration or sooner determination of the Term:

         a) any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted for any development begun before such expiration or sooner determination; and

         b) any development begun upon the Demised Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

3.6.6 If and when called upon so to do, to produce to the Landlord or the Landlord's Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Clause 3.6 have been complied with in all respects 3.7 To comply with Notices 3.7.1 To permit the agents of the Landlord and/or the Superior Landlord at all reasonable hours in the daytime upon giving reasonable prior written notice to the Tenant (or without notice in the case of emergency) with or without workpeople or others to enter and remain upon the Demised Premises or any part thereof to view the state and condition of the Demised Premises and to ensure that nothing has been done which constitutes, or may tend to constitute, a breach of the covenants contained in this Lease and to give or leave on the Demised Premises notice in writing to the Tenant of any such breach

3.7.2 Whenever the Landlord shall give written notice to the Tenant of any defects, wants of repair or breaches of covenant, the Tenant shall within sixty
(60) days of such notice, or sooner if requisite, make good and remedy the breach of covenant to the reasonable satisfaction of the Landlord and if the Tenant shall fail within twenty-one (21) days of such notice, or as soon as reasonably possible in the case of emergency, to commence and then diligently and expeditiously to continue to comply with such notice, the Landlord may (but without prejudice to any right of forfeiture or any other right of the Landlord) enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all costs and expenses thereby reasonably and properly incurred shall be paid by the Tenant to the Landlord on demand and, in default of payment, shall be recoverable as rent in arrear

3.8      Rights of entry by Landlord
To permit the Landlord and/or the Superior Landlord or its or their respective agents or workpeople and also the tenants and occupiers of any adjoining premises or their workpeople and all persons authorised by the Landlord (reasonably) and/or the Superior Landlord with or without all necessary materials and appliances at all reasonable times during the Term at reasonable hours upon giving reasonable prior written notice to the Tenant (or without notice in case of emergency) to enter and remain upon the Demised Premises for any of the following purposes:

3.8.1 executing repairs or alterations to or upon the Retained Parts or such adjoining premises, subject to the person so entering causing as little disturbance and inconvenience to the Tenant as reasonably possible carrying out all works as expeditiously as reasonably possible and in a reasonable and workmanlike manner and forthwith in like manner making good all damage thereby occasioned;

3.8.2  exercising any of the rights excepted and reserved by this Lease;

3.8.3 performing any of the Landlord's obligations hereunder or providing the Estate Services, the Building Services or valuing the Demised Premises or the Building;

3.8.4    to take schedules or inventories of the Fixtures;

3.8.5 Water Testing and carrying out any necessary works of maintenance, cleansing, repair or replacement to ensure that all sanitary and water systems within the Building comply with al1 relevant enforceable rules and regulations, whether statutory or otherwise, and all relevant codes of practice relating to health and hygiene

3.8.6 any other reasonable purpose connected with the interest of the Landlord and/or the Superior Landlord in the Demised Premises and their disposal or charge

3.9      Landlord's Survey
To permit the Landlord or its surveyors or agents or any other person reasonably authorised in writing by it at any time during the Term at reasonable hours upon giving reasonable prior written notice to the Tenant to enter upon the Demised Premises to survey the same

3.10     Landlord's Costs
To pay to the Landlord all proper costs, charges and expenses (including legal costs and fees payable to a surveyor or management surveyor) which may be properly incurred by the Landlord:

3.10.1 in relation to or in reasonable contemplation of the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or in reasonable contemplation of proceedings under Sections 146 and/or 147 of the said Act whether or not any right of reentry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the Court;

3.10.2 in relation to or in reasonable contemplation of the preparation and/or service of notices or schedules relating to the repair of the Demised Premises or in connection with the delivery up thereof upon the expiry or sooner determination of the Term whether served before or within six (6) months after the determination of the Term but relating to the state of repair up to the date of determination of the Term;

3.10.3 in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant or in procuring the remedying of any breach of covenant by the Tenant contained in this Lease; and

3.10.4 in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management fees and expenses) whether or not the same is granted (except in cases where the Landlord is obliged not unreasonably to withhold its consent and the withholding of its consent is held to be unreasonable) or whether or not the application be withdrawn provided that any such costs arising under this Clause 3.10.4 shall be reasonable

3.11     Obstruction of Services, etc.
3.11.1 Not to obstruct block up or encumber with articles or goods of any description the Estate Common Parts or the Building Common Parts

3.11.2 Not to discharge into any Conducting Media any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger or which might injure the Conducting Media or the drainage system of the Demised Premises or the Building or the Estate

3.11.3 Not to deposit on any part of the Demised Premises any trade empties, rubbish or refuse of any kind other than in proper receptacles and not to burn any rubbish or refuse on the Demised Premises

3.11.4 Not to do anything whereby any road, path, forecourt or other area over which the Tenant may have rights of access or use may be damaged or the fair use thereof by others may be obstructed in any manner whatsoever

3.12     Alterations
3.12.1 Not to erect any new building or new structure within the Demised Premises or any part thereof nor to alter, add to or change the exterior of the Demised Premises or the height, elevation or external architectural or decorative design or appearance of the Demised Premises nor to merge the Demised Premises with any adjoining property

3.12.2 Not to make any external or internal structural alterations or additions to the Building

3.12.3 Not to make any alterations or additions to any air- conditioning, sprinkler, alarm and other centrally controlled systems (other than security systems installed by the Tenant) in the Demised Premises or the Conducting Media within or serving the Demised Premises without



                                       2l

3.12.4 obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) And in the event of the Tenant wishing to make alterations or additions to such centrally controlled systems it shall be reasonable for the Landlord to withhold consent to such alterations and additions unless the Tenant agrees to employ a contractor nominated by the Landlord for the carrying out of such work subject to such nominee being prepared to carry out such work on reasonable commercial terms

3.12.5 Not to make any alterations or additions whatsoever (save as provided in sub-clause 3.12.11 below) not prohibited by sub-clauses 3.12.1 or 3.12.2 or
3.12.3 without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) Not to alter or change the colour of lighting within any part of the Demised Premises which lighting is visible from outside the Demised Premises or from other parts of the Estate or which would affect floodlighting belonging to the Landlord or the Superior Landlord without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.12.6 Subject to the rights granted in the Second Schedule, not to erect or display on the exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior or within the curtilage of the Demised Premises any pole, flag, aerial, advertisement, poster, signboard, fascia, placard, bill notice or other sign or thing whatsoever

3.12.7 To ensure that all partitioning connecting to the perimeter walls within the Demised Premises is installed only to the mullions between windows and not to obstruct or block up whether by partitioning, or fittings any external windows to the furniture or furnishings Demised Premises

3.12.8 Not to install any curtains, blinds or other window coverings other than those supplied by the Landlord except as approved in writing by the Landlord from time to time (such approval not to be unreasonably withheld or delayed)

3.12.9 Promptly to make good all damage caused to any adjoining property in the carrying out of any alterations or additions to the Demised Premises

3.12.10 In the event that the Tenant shall carry out any alteration or addition to the Demised Premises to notify the Landlord in writing immediately following completion of such works of any resulting increase in the cost of reinstatement to the Demised Premises for insurance purposes

3.12.11 Without prejudice to the other provisions of this Lease, the Tenant may without the consent of the Landlord install, remove and carry out alterations or additions to the internal demountable partitioning, suspended ceilings, raised floors and wiring PROVIDED THAT:

a)       the same do not interfere with the efficient working of the Service
         Systems;

b) before any works contemplated by this sub-clause 3.12.11 are commenced, the Tenant shall supply to the Landlord fully annotated drawings which have been approved by the Local Fire Officer or District Surveyor;

c) the Tenant obtains the approval of the Landlord to the arrangements that are necessary to bring materials and goods into the Demised Premises by way of the Building Common Parts; and

d) the Tenant notifies the Landlord immediately following the carrying out of the said works and supplies two copies of plans for the parts of the Demised Premises affected thereby showing the same

3.12.12 In the event of the Tenant failing to observe the covenants in this Clause 3.12 for a period of twenty-eight (28) days after service of written notice by the Landlord on the Tenant referring to this sub-clause and giving details of the default complained of it shall be lawful for the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with all necessary materials and appliances to enter upon the Demised Premises and remove any alterations or additions and execute such works as may be necessary to restore the Demised Premises to their former state and the proper costs and expenses thereof (including surveyors* and other professional tees) shall be paid by the Tenant to the Landlord on demand

3.13     Appearance of Demised Premises
3.13.1 To keep every part of the Demised Premises visible from outside the Demised Premises or from any other parts of the Estate clean and tidy and in such condition as shall not detract from the overall visual amenities of the Estate or the Building

3.13.2 To keep clean and tidy, well tended, cultivated, planted and landscaped (as applicable) any open areas within the Demised Premises and not to store goods, materials or other things on any such open areas or outside the Demised Premises

3.13.3 Not to interfere with any lamps for illuminating the Estate (including without limitation any street road plaza mall walkway or arcade) or any street and directional signs serving the Estate

3.14     Comply with Fire Regulations
3.14.1 To comply with the requirements and lawful and proper recommendations of the fire authority, the insurers of the Demised Premises and reasonable requirements of the Landlord in relation to fire precautions affecting the Demised Premises

3.14.2 To keep the Demised Premises supplied and equipped with such fire fighting and extinguishing appliances as shall be required by any statute, the fire authority or the insurers of the Demised Premises or as shall be reasonably required by the Landlord and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord

3.14.3. Not to obstruct the access to, or means of working of, any fire fighting and extinguishing appliances or the means of escape from the Demised Premises in case of fire or other emergency

3.15     Carrying out of alterations
3.15.1 Without prejudice to the provisions of Clause 3.12 or to any covenants and conditions which the Landlord shall require or impose in giving consent for alterations or additions to the Demised Premises where the Landlord's consent is required under the provisions of Clause 3.12 or is otherwise given by the Landlord, any alterations, additions, repairs, replacements or other works carried out by the Tenant or any undertenant to or in respect of the Demised Premises shall be performed promptly and in a good and workmanlike manner and in compliance with rules and regulations reasonably promulgated by the Landlord from time to time and notified in writing to the Tenant and any works the carrying out of which may, in the Landlord's reasonable opinion, constitute a nuisance or disrupt the businesses or activities of other tenants or occupiers of the Building or the Estate or the public shall be performed outside the hours of 6.30 am to 7.30 pm on Monday to Friday (inclusive)

3.15.2 Any alterations affecting the appearance of the Demised Premises from outside the Demised Premises or from any other parts of the Estate shah, at the Landlord's option, be performed at the Tenant's expense by the Landlord or by contractors designated by the Landlord at a reasonable time specified by the Landlord and at a reasonable cost and to the reasonable satisfaction of the Tenant and, unless otherwise expressly agreed to the contrary from time to time between the Landlord and the Tenant, all materials supplied and work performed by the Landlord for the Tenant pursuant to this Clause shall be paid for by the Tenant to the

Landlord within fourteen (14) days of completion of such works to the Tenant's reasonable satisfaction.

3.16     User Restrictions
3.16.1 Not to use the Demised Premises or any part thereof for any political meeting nor for any dangerous noxious or offensive trade or business whatsoever

3.16.2 Not to use the Demised Premises or any part thereof or permit or suffer the same to be used for the purpose of any betting transaction within the meaning of the Betting Gaming and Lotteries Act 1963 or for gaming within the meaning of the Gaming Act 1968 with or between persons resorting to the Demised Premises or for a club where intoxicating liquor is supplied to members or their guests and not to make or permit or suffer to be made any application for a betting office licence or a licence or registration under the `Gaming Act 1968 in respect of the Demised Premises or any part thereof

3.16.3 Not to permit any sale by auction or public meeting to be held upon the Demised Premises nor to permit or suffer to be done in or upon the Demised Premises or any part thereof any act or thing which is illegal or immoral or which shall or may be or become a nuisance, damage, annoyance or inconvenience to the Landlord or its tenants or the occupiers of any adjoining or neighbouring premises

3.16.4 Not to use the Demised Premises for residential or sleeping purposes or hold any exhibitions or displays on the Demised Premises

3.16.5 Not to use the Demised Premises as offices for the purpose of turf accountants estate agency travel agency staff agency or employment agency

3.16.6 Not to use the Demised Premises or any part thereof as offices for a Department of Her Majesty's Government without obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed

3.17 User
Subject to the provisions of Clause 3.16, not to use the Demised Premises thereof or suffer the same to be used otherwise than for the Permitted User

3.18 Encroachments and easements
Not to stop up, darken or obstruct any windows or lights belonging to the Demised Premises or any other buildings belonging to the Landlord or permit any new window, light, opening, doorway, path, passage, drain or other encroachment or easement (together "Easements") to be made of acquired in against out of or upon the Demised Premises and that in case any such Easements shall be made or acquired or attempted to be made o acquired the Tenant will give immediate notice thereof to the Landlord and will at the request of the Landlord adopt such means as may be reasonably required or deemed proper for preventing any such encroachment

3.19     Alienation
3.19.1 Not to assign, underlet, mortgage, charge, agree to underlet, share or part with the possession or occupation of, or permit any person or company to occupy, the whole or any part of the Demised Premises save as expressly set out in this Clause 3.19

3.19.2 Not to assign, underlet or permit the occupation of the Demised Premises or any part thereof by, or the vesting of any interest or estate therein, in any person, firm, company or other body or entity which has the right to claim diplomatic immunity or exemption in relation to the observance and performance of the covenants and conditions of and contained in this Lease unless such immunity or exemption is capable of being and has been effectively waived, disclaimed or otherwise negatived to the reasonable satisfaction of the Landlord

3.19.3 Not to assign the whole of the Demised Premises without first obtaining:

         a) a deed of covenant by the prospective assignee with the Landlord thenceforth to pay the rents hereby reserved and to observe and perform the covenants and obligations on the part of the Tenant herein contained for the residue of the Term; and

          (b) if the Landlord shah reasonably so require, an acceptable guarantor for any person to whom this Lease is to be assigned who shall execute and deliver to the Landlord a deed containing a direct covenant with the Landlord in the terms contained in the Eighth Schedule (mutatis mutandis)

3.19.4 Not to underlet the whole of the Demised Premises without first procuring: to be made or acquired in against out of or upon the Demised Premises and that in case any such Easements shall be made or acquired or attempted to be made or acquired the Tenant will give immediate notice thereof to the Landlord and will at the request of the Landlord adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such Easements (and the Tenant shall bear such proportion of its own costs as shall be reasonable in the circumstances the Landlord paying the balance)

(a)      that any underlease to be granted hereunder shall:
         i) be granted without a fine or premium and at a rent not less than the then open market yearly rental value of the Demised Premises at the time of such underlease;

         (ii) contain provisions for rent review in an upward direction only at least at such times as to coincide with the rent reviews provided for in this Lease and otherwise consistent with the terms set out in the Fifth Schedule;

         (iii) contain a condition for reentry on breach of any covenant by the undertenant;

         (iv) contain the same or greater restrictions (mutatis mutandis) as to assignment, underletting, mortgaging, charging, agreeing to underlet, parting with or sharing the possession or occupation of the Demised Premises and the same provisions (mutatis mutandis) for direct covenants and registration as are in this Lease;

         (v) contain a covenant by the under-tenant to perform and observe all the Tenant's covenants and the other provisions contained in this Lease (other than the payment of the rent first hereby reserved);

         (vi) contain a covenant by the undertenant prohibiting the under-tenant from doing or suffering any act or thing upon or in relation to the premises underlet inconsistent with or in breach of the provisions of this Lease; and

         (vii) be in a form previously approved by the Landlord (such approval not be unreasonably withheld or delayed)

b) (i) a direct covenant by the prospective undertenant with the Landlord to perform and observe all the Tenant's covenants and the other provisions contained in this Lease (other than the payment of the rents) and the proposed underlease (other than the payment of the rents save following the termination or surrender of this Lease and the continued existence of the underlease); and

         (ii) if the Landlord shall reasonably so require, a reasonably acceptable guarantor for any person to whom the Demised Premises are to be underlet who shah execute and deliver to the Landlord a deed containing direct covenants by such guarantor (or if more than one such guarantor joint and several covenants) with the Landlord in the terms contained in the Eighth Schedule (mutatis mutandis) or in such other terms from time to time reasonably required by the Landlord

3.19.5 Not to underlet any part of the Demised Premises Provided however that the Tenant may underlet a Permitted Part upon first procuring:

         a)       that any underlease to be granted of a Permitted Part shall:

                  (i) be granted without fine or premium and at a rent not less than the open market yearly rental value of the Permitted Part so underlet at the time of such underlease as approved by the Landlord (such approval not to be unreasonably withheld or delayed);

(ii) contain provisions for rent review in an upward direction only at least at such times as to coincide with the rent reviews provided for in this Lease and otherwise consistent with the terms set out in this Lease (mutatis mutandis);

                  (iii) contain a condition for re-entry on breach of covenant by the undertenant;

                  (iv) contain an agreement between the lessor and lessee excluding the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 and an order of a competent court shall have been obtained under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 authorising such agreement in relation to such intended underlease and a certified copy of such order produced to the Landlord;

                  (v) contain an absolute covenant on the part of any prospective undertenant not to assign, underlet, mortgage, charge, agree to underlet, share or part with the possession or occupation of, or permit any person or company to occupy, the whole or any part of the premises to be comprised in such underlease save by way of an assignment, underlease, mortgage or charge of the whole of the Permitted Part comprised in such underlease and upon the same terms (mutatis mutandis) to those relating to assignments underleases or mortgages or charges of the whole of the Demised Premises under this Lease and with the consent of the Landlord under this Lease (which shall not be unreasonably withheld or delayed);

                  (vi) contain a covenant by the prospective undertenant to perform and observe all the Tenant's covenants and other provisions contained in this

                          Lease  (other than the payment of rents) so far as the
same are applicable to the Permitted Part to be thereby demised;

                  (vii) contain a covenant by the undertenant prohibiting the undertenant from doing or suffering any act or thing upon or in relation to the premises underlet inconsistent or in breach of the provisions of this Lease;

                  (viii) contain provisions for a service charge in relation to the Permitted Part on institutionally acceptable terms and in a form previously approved by the Landlord (such approval not to be unreasonably withheld or delayed); and

                  (ix) be in a form previously approved by the Landlord (such approval not to be unreasonably withheld or delayed)

b) that as a result of such underletting there will be not more than three separate persons or bodies corporate in occupation of or entitled to take occupation of the Demised Premises including any person or body corporate in occupation or entitled to take occupation of any part of the Demised Premises under this Lease but excluding any body corporate in occupation or entitled to take occupation of any part of the Demised Premises pursuant to sub-clause
3.19.12 hereof Provided That for the purposes of calculation of the number of persons or bodies corporate in occupation or entitled to take occupation of the Demised Premises partners in a partnership together shall constitute one such person or body corporate


(c) (i) a direct covenant by the prospective undertenant with the Landlord to perform and observe all the Tenant's covenants and any other provisions contained in this Lease (other than the payment of the rents) so far as the same are applicable to the premises to be thereby demised and in the proposed underlease (other than the payment of rents save following termination or surrender of this Lease and the continued existence of the underlease); and

         (ii) if the Landlord shall so reasonably require, a reasonably acceptable guarantor for any such undertenant shall execute and deliver to the Landlord a deed containing covenants by such guarantor (or if more than one such guarantor joint and several covenants) with the Landlord in the terms contained in the Eighth Schedule (mutatis mutandis) or on such other terms from time to time reasonably required by the Landlord

3.19.6 Not to assign, underlet, mortgage or charge the whole of the Demised Premises without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) and not to underlet any part of the Demised Premises without the prior written consent of the Landlord (which shah not be unreasonably withheld or delayed) Provided That the Tenant may without the Landlord's consent grant floating charges over its property and undertaking in the usual course of its business

3.19.7 To enforce the performance and observance by every such under-tenant of the covenants provisions and conditions of any underlease and not at any time either expressly or by implication to waive any breach of the same without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.19.8 Not to vary the terms of any permitted underlease or agree so to do without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.19.9 (a) To procure that the rents reserved by any permitted underlease shall not be commuted or payable more than one quarter in advance; and

       (b) Not to  permit  the   reduction  of any rents  reserved   by any such
underlease without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.19.10 To procure in any permitted underlease that the rent is reviewed under such underlease in accordance with the terms thereof but not to agree any reviewed rent with the undertenant nor any rent payable on any renewal thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and to procure that if the rent under any underlease is to be determined by an independent person to procure that the Landlord's representations as to the rent payable thereunder are made to the independent person appointed to determine the rent under the underlease to the reasonable satisfaction of the Landlord

3.19.11 Any consent  granted  hereunder  shall only be valid for a period of six
(6) months from the date thereof unless acted upon within such period

3.19.12 If and so long as the Tenant or any permitted undertenant hereunder for the time being shall be a company whose registered office is in the United Kingdom nothing in this Clause 3.19 shah prevent the Tenant or any permitted under-tenant from sharing occupation of the whole or any part or parts of the Demised Premises with any Group Company of the Tenant or permitted under-tenant (as the case may be) provided that:

         (a) the registered office of the Group Company shall also be in the United Kingdom;

         (b) no relationship of landlord and tenant shall be created or be deemed to exist between such Group Company and the Tenant or undertenant (as the case may be); and

         (c) the right of any company to share possession of the Demised Premises or any part or parts thereof as aforesaid shall forthwith determine upon such company ceasing to be a Group Company or upon the Tenant or permitted undertenant ceasing to be in occupation of the Demised Premises or the part underlet as the case may be

3.20     Disclosure of information
Within twenty-one (21) days of written request made by or on behalf of the Landlord made not more than once in any twelve (12) month period but otherwise as often as the Landlord may reasonably require to furnish to the Landlord in writing and with a plan (as appropriate) details of those in occupation of the Demised Premises and the user thereof and the rents payable in respect thereof and to supply copies of any documents relating thereto Provided that for the avoidance of doubt the Tenant shall not be required to give details of all employees having resort to the Demised Premises

3.21     Registration of dispositions
Within twenty-one (21) days after any assignment, mortgage, charge or underletting or the assignment, mortgage or charge of an underlease or the grant of any sub-underlease out of an underlease whether immediate or mediate or after any devolution by will or otherwise to produce to the Solicitor for the time being of the Landlord a certified copy of the deed or instrument effecting the same and pay its and any Superior Landlord's reasonable and proper fee for the registration thereof

3.22     Signs and advertisements
On the expiration or sooner determination of the Term, to remove or efface any aerial, sign, signboard, fascia, placard, bill, notice or other notification or apparatus affixed to or upon the outside of the Demised Premises or otherwise within the Building and to make good any damage caused thereby to the reasonable satisfaction of the Landlord's Surveyor

3.23     Overloading floors and services
3.23.1 Not to impose or permit to be imposed on the floor of the Demised Premises any load in excess of that which it is designed to bear and not to suspend or permit to be suspended from the ceiling slabs and/or beams of the Demised Premises any load in excess of that which it is designed to bear



                                       3l

3.23.2 Without prejudice to the provisions of sub-clause 3.23.1, not to do anything which may subject the Demised Premises to any strain beyond that which it is designed to bear with due margin for safety and to pay to the Landlord on demand all costs reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Demised Premises or the Building is being or is about to be overloaded

3.23.3 To observe the weight limits prescribed for all lifts in the Demised Premises

3.23.4 Not to install or use any electrical equipment unless it has been fitted with an efficient suppressor so as to prevent any interference with radio or television reception or the operation of any equipment in the Building or the Estate or in any adjoining property

3.23.5 Promptly to provide details to the Landlord of the installation of all wiring, `cabling and other conducting material installed by or at the request of the Tenant or any under-tenant in respect of video, data and sound communications, including telephone

3.23.6 In so far as such consent is required from the Tenant the Tenant hereby consents to the disclosure by any public telecommunications operator to the Landlord of details of all telecommunication, cables or apparatus installed in or upon any part of the Demised Premises or the Building or the Estate

3.23.7 To comply with the recommendations and data contained in all maintenance manuals relating to the constituent parts of the Demised Premises and all Fixtures and otherwise in accordance with the Tenant's covenants hereunder

3.24    Dangerous materials and use of machinery
3.24.1 Not to bring into or keep in the Demised Premises any article or thing which is or is likely to become dangerous, offensive, combustible, inflammable, radioactive or explosive or which might increase the risk of fire or explosion or which would cause nuisance or damage to the Landlord or any tenant owner or occupier of any part of any adjoining property or the Building or the Estate PROVIDED THAT this Clause 3.24.1 shall not prevent the use of goods and machinery utilized in connection with a modern office building and the activities carried on thereat

3.24.2 Not to keep or operate in the Demised Premises any machinery or mechanical equipment which shall be unduly noisy or cause vibration or electrical or other interference or which is likely to annoy or disturb the other tenants and occupiers of the Estate or any adjoining property

3.24.3 Not to install on any part of the Demised Premises any machinery engine or other apparatus in contravention of the Factories Act 1961

3.24.4 Not to permit music or other sounds or noise to be played, broadcast, transmitted or otherwise produced within the Demised Premises which are audible outside the Demised Premises

3.25     Interest on overdue Payments
3.25.1 If any sum payable by the Tenant to the Landlord under this Lease shall not be paid by way of cleared funds, in the case of the rent firstly hereby reserved, on the due date for payment thereof, or in the case of other sums payable hereunder, within fourteen (14) days of the same becoming due to pay to the Landlord interest thereon at an annual rate equal to four per cent (4%) above the Interest Rate from time to time calculated on a day to day basis (compounded with quarterly rests) from the date of the same becoming due down to the date of payment in cleared funds (whether before or after any judgment) and the aggregate amount for the time being so payable shall at the option of the Landlord be recoverable by action or otherwise as rent in arrear

3.25.2 If collection of rent has been suspended by the Landlord for breach of covenant the Tenant shall when the breach has been made good to the reasonable satisfaction of the Landlord or when the Lease shall be forfeited (as the case may be) pay to the Landlord in addition to the arrears of rent then due interest thereon at the annual rate of four per cent (4%) above the Interest Rate from time to time such interest to be calculated on a day-today basis (compounded with quarterly rests) from the date that rent became due down to the date of actual payment in cleared funds (whether before or after judgment) and the aggregate amount of interest so payable shall be recoverable in the same manner as provided in Clause 3.25.1 above for the recovery of interest payable thereunder

3.26     Indemnity
To indemnify the Landlord against all claims, demands, actions, proceedings, losses, liabilities, costs, charges and expenses whatsoever, whether direct or indirect, in respect of or incurred in connection with any damage or injury occasioned to the Demised Premises or the Building or the Estate or any adjacent or neighbouring premises or any person or any other property movable or immovable (save to the extent that the same is covered by any insurance policy effected by the Landlord) by any act default or negligence of the Tenant or any undertenants or others deriving an interest in the Demised Premises from the Tenant or of the servants agents licensees or invitees thereof or by any breach of the covenants on the part of the Tenant herein contained

3.27     Covenants affecting the reversion
3.27.1 To perform and observe the covenants agreements and obligations mentioned or contained in the documents referred to in the Fourth Schedule so far as they relate to or affect the Demised Premises

3.27.2 At all times to keep the Landlord indemnified against all actions proceedings losses costs damages claims demands and liability whatsoever whether direct or indirect for or in respect of any breach which may be committed or suffered by the Tenant from time to time during the Term of any of the said covenants, agreements and conditions

3.28     Defective Premises
Forthwith upon becoming aware of any defect in the Demised Premises or when the Tenant ought reasonably to have become aware of any defect, to give written notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing so as to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed in relation thereto

3.29     Value Added Tax
3.29.1 Where by virtue of any of the provisions of this Lease the Tenant is required to pay, repay or reimburse to the Landlord or any person or persons any rents, costs, charges, fees, expenses or other sums or amounts whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons, the Tenant shall also be required in addition to pay or (as the case may be) keep the Landlord indemnified against:

a) the amount of any Value Added Tax which may be chargeable on such rents, costs, charges, fees, expenses or other sums or amounts whatsoever in respect of the supply of any goods and/or services as aforesaid by the Landlord to the Tenant; and

b) the amount of Value Added Tax chargeable on the Landlord or any other person in respect of supplies the cost of which is included in the calculation of the sums which the Tenant is required to pay, repay or reimburse to the Landlord, save to the extent that such Value Added Tax is recoverable by the Landlord or other persons

For the avoidance of doubt but without prejudice to the provisions of the VAT Deed the Landlord shall not be under a duty to exercise or not exercise any option or right conferred on the Landlord by the legislation relating to Value Added Tax (including any regulations made thereunder) so as to reduce or avoid any liability to Value Added Tax referred to in (a) or (b) above

3.29.2 Where under any provision of this Lease the Tenant agrees to pay any amount of money or to provide any consideration, such amount or, as the case may be, such consideration shall be regarded as exclusive of any Value Added Tax which may from time to time be chargeable in respect thereof

3.30     Estate Regulations
In so far as the same relate to the Demised Premises or the activities, acts or omissions of the Tenant or any undertenant or any persons under its or their control, to comply or procure compliance with the Estate Regulations and such other substituted or additional reasonable Estate Regulations as the Superior Landlord or the Landlord or other the person responsible for providing the Estate Services may from time to time notify in writing to the Tenant for the general management, overseeing and security of the Estate

3.31     Building Regulations
In so far as the same relate to the Demised Premises or the activities, acts or omissions of the Tenant or any undertenant or any persons under its or their control, to comply or procure compliance with the Building Regulations and such other substituted or additional reasonable Building Regulations as the Landlord may from time to time notify in writing to the Tenant for the general management, overseeing and security of the Building

3.32     Electricity Supply
3.32.1 To comply with the covenants stipulations and requirements on the part of the Tenant contained in the Eleventh Schedule hereto

3.32.2 In the event of any change in legislation which restricts or prohibits the Landlord from supplying electricity to the Demised Premises, the Tenant will negotiate in good faith with the Landlord to reach agreement as to such alternative arrangements that are necessary to maintain such supply to the Demised Premises either by the Landlord or the electricity supply company

3.33     Taxation
To indemnify the Landlord against all liability f6r any tax, levy, charge or other fiscal imposition of whatsoever nature (including, but not limited to, penalties and interest on overdue tax and penalties for failure to give appropriate notices and information) arising from any breach by the Tenant of its obligations hereunder (but not income tax or corporation tax on any sums payable under Clause 3.25) and on demand to pay to the Landlord the amount of the tax, levy, charge or fiscal imposition which in default of payment shall be recoverable from the Tenant as rent in arrear

3.34     As to the Head Lease
3.34.1 (Save to the extent that the Landlord expressly undertakes the same in this Lease) to perform and observe the tenant's covenants and agreements and the conditions and provisions contained in the Head Lease to the extent to which they relate to or affect the Demised Premises (and so that no inconsistency between the terms and provisions of this Lease and the Head Lease shall relieve the Tenant of its obligations so to perform and observe the said covenants as aforesaid contained in the Head Lease) AND to indemnify and keep indemnified the Landlord against all actions, proceedings, claims, demands, damages, losses, liability, costs, charges, penalties, interest, fines, fees and expenses whatsoever arising out of or by reason of or incidental to any breach of the covenant contained in this Clause 3.34

3.34.2 Not at any time to do omit or suffer anything whereby the Head Lease may be avoided or forfeited

3.34.3 (Subject to the conditions for entry contained in Clause 3.8.1 in the case of the Landlord) to allow the Landlord and all persons authorised by the Landlord and also the Superior Landlord and all persons authorised by the Superior Landlord at reasonable times and after giving reasonable written notice (except in an emergency) to enter the Demised Premises and to perform therein any of the covenants and agreements on the part of the lessee under the Head Lease which may be necessary to prevent a forfeiture of the Head Lease

4.       LANDLORD'S COVENANTS
         THE Landlord HEREBY COVENANTS with the Tenant as follows:
4.1      Quiet Enjoyment
That, subject to the Tenant paying the rents hereby reserved and observing and performing the several covenants and stipulations on the part of the Tenant herein contained, the Tenant shall and may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person or persons lawfully or equitably claiming under or in trust for it Provided that the carrying on of any works of construction, rebuilding, reinstatement, repair, alteration, addition or variation whatsoever in the Building or on the Estate or any neighbouring or adjoining property shall (provided the Landlord uses all reasonable endeavours to cause as little nuisance and disturbance and inconvenience as reasonably possible and carries out all works as expeditiously as reasonably possible and in a good and workmanlike manner and forthwith making good all damage caused to the Demised Premises) be deemed not to be a breach of this covenant and not to be in derogation from the Landlord's grant

4.2      Head Lease
To pay the rents reserved and made payable by and to observe and perform the covenants on the part of the lessee contained in the Head Lease (save to the extent to which the covenants are expressed to be or are due to be observed and performed by the lessee under this Lease) and, at the request and cost (or a due proportion thereof) of the Tenant, to use its reasonable endeavours to procure that the Superior Landlord observes and performs the covenants on its part contained in the Head Lease (and the Landlord shall if reasonably so required commence legal proceedings where there is a reasonable prospect of such proceedings being successful)

4.3      Estate Services
Subject to payment by the Tenant of the Estate Service Charge and subject to Force Majeure at all times during the Term to carry out, provide, manage and operate or procure to be carried out, provided, managed and operated such of the Estate Services as the Landlord shall reasonably consider appropriate for the beneficial enjoyment and use of the Demised Premises Provided that:

4.3.1 in performing such obligations the Landlord shah be entitled in its discretion to employ managing agents, contractors or such other persons as the Landlord may from time to time reasonably think fit (including employing any Group Company of the Landlord to provide any of the Estate Services and for the avoidance of doubt any such Group Company shall be entitled to charge at a commercial rate for so doing) and whose reasonable and proper fees and expenses (including Value Added Tax) shah form part of the Estate Expenditure;

4.3.2 the Landlord shah not incur any liability in respect of any failure or interruption or delay in the performance or observance of any such obligations which is the result of Force Majeure or which is not attributable to the willful default or negligence of the Landlord its servants and agents Provided that the Landlord uses all reasonable endeavours to make good the default and end the interruption or delay as soon as reasonably practicable;

4.3.3 the Landlord may from time to time discontinue the supply of any of the Estate Services or reduce the degree to which any of the Estate Services are provided (with prior notification in writing to the Tenant and after having had regard to any representations made by the

Tenant) if in the interest of good estate management of the Estate it reasonably considers it appropriate to do so;

4.3.4 the obligations of the Landlord to the Tenant in relation to the provision of the Estate Services are as set out in this Clause 4.3 and nothing elsewhere in this Lease shall have the effect (by implication or otherwise) of adding to or extending or increasing those obligations and any term which would otherwise be implied by Sections 13, 14 or 15 of the Supply of Goods and Services Act 1982 or (except where and to the extent that exclusion is thereby prohibited) any other statute is hereby expressly negatived;

4.3.5 if the Landlord is no longer the freeholder of the Estate Common Parts and no longer responsible for providing the Estate Services then the obligations contained in this Clause 4.3 shall cease save that thereafter the Landlord shall, at the request and cost of the Tenant, use all reasonable endeavours to enforce the obligations on the part of the Landlord's lessor under the Headlease in relation to the provision of the Estate Services (including the commencement of legal proceedings where there is a reasonable prospect of success)

4.4      Building Services
Subject to payment by the Tenant of the Building Service Charge and subject to Force Majeure at all times during the Term to carry out, provide, manage and operate such of the Building Services as the Landlord shall reasonably consider appropriate for the beneficial enjoyment and use of the Demised Premises Provided that:

4.4.1 in performing such obligations the Landlord shall be entitled in its discretion to employ managing agents, contractors or such other persons as the Landlord may from time to time reasonably think fit (including employing any Group Company of the Landlord to provide any of the Building Services and for the avoidance of doubt any such Group Company shah be entitled to charge a commercial rate for so doing) and whose reasonable and proper fees and expenses (including Value Added Tax) shall form part of the Building Expenditure;

4.4.2 the Landlord shall not incur any liability in respect of any failure or interruption or delay in the performance or observance of any such obligations which is the result of Force Majeure or which is not attributable to the wilful default or negligence of the Landlord its servants or agents provided that the Landlord uses all reasonable endeavours to make good the default and end the interruption or delay as soon as reasonably practicable;

4.4.3 the Landlord may from time to time discontinue the supply of any of the Building Services or reduce the degree to which any of the Building Services are provided (with prior notification in writing to the Tenant and after having had regard to any representations made by the Tenant) if in the interests of good estate management of the Building i reasonably considers it appropriate to do so;

4.4.4 the obligations of the Landlord to the Tenant in relation to the provision of the Building Services are as set out in this Clause 4.4 and nothing elsewhere in this Lease shall have the effect (by implication or otherwise) of adding to or extending or increasing those obligations and any term which would otherwise be implied by Sections 13, 14 or 15 of the Supply of Goods and Services Act 1982 or (except where and to the extent that exclusion is thereby prohibited) any other statute is hereby expressly negatived

4.5      Electricity Supply
Subject to the payment by the Tenant to the Landlord of the Electricity Charge, at all times during the Term subject to Force Majeure to maintain the supply of electricity to the Demised Premises in accordance with the provisions of the Eleventh Schedule Provided that:

4.5.1 the Landlord shall not incur any liability in respect of any failure or interruption or delay in the performance or observance of any such obligations which is the result of Force Majeure or which is not attributable to the willful default or negligence of the Landlord its servants or agents provided that the Landlord uses all reasonable endeavours to make good the default and end the interruption or delay as soon as reasonably practicable;

4.5.2 in the event of any change in legislation which restricts or prohibits the Landlord from supplying electricity to the Demised Premises the Landlord will negotiate in good faith with the Tenant to reach agreement as to such alternative arrangements that are necessary to maintain such supply to the Demised Premises either by the Landlord or the electricity supply company

4.5.3 the obligations of the Landlord to the Tenant in relation to the provisions of the supply of electricity to the Demised Premises are as set out in this Clause 4.5 and nothing elsewhere in this Lease shall have the effect (by implication or otherwise) of adding to or extending or increasing those obligations and any term which would otherwise be implied by Sections 13, 14 or 15 of the Supply of Goods and Services Act 1982 or (except where and to the extent that exclusion is thereby prohibited) any other statute is hereby expressly negatived

4.6      Void Costs
To pay and discharge that part of the Building Expenditure which relates to Lettable Areas in the Building to the extent that the said areas are in fact unlet during any Building Accounting Year (as hereafter defined)

5. PROVISOS
         IT is HEREBY AGREED AND DECLARED as follows:

5.1  Forfeiture
Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord:

5.1.1 if the rent reserved by this Lease or any part thereof shall be unpaid for twenty-one (21) days after becoming payable (whether formally demanded or not); or

5.1.2 if any of the covenants by the Tenant contained in this Lease shall not be performed and observed; or

5.1.3 if the Tenant and/or the Guarantor (if any) (being a body corporate) has a winding-up petition or a petition for an administration order presented against it or passes a winding-up resolution (other than a resolution for the purposes of an amalgamation or reconstruction resulting in a solvent corporation with a net worth calculated in accordance with general accounting principles no less than that on the day immediately prior to such amalgamation or reconstruction) or resolves to present its own winding-up petition or is wound up (whether in England or elsewhere) or the directors or shareholders of the Tenant or the Guarantor resolve to present a petition for an administration order in respect of the Tenant or an administrative Receiver or a Receiver or a Receiver and Manager is appointed in respect of the property or any part thereof of the Tenant or the Guarantor; or

5.1.4 if the Tenant and/or the Guarantor (if any) (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 (other than a scheme of arrangement for the purpose of amalgamation or reconstruction on a solvent basis) or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement, scheme, compromise, moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise); or

5.1.5 if the Tenant and/or the Guarantor (if any) (being an individual or if more than one individual then any one of them) notifies the Official Receiver or makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986 or convenes a meeting of his creditors or any of them or enters into any arrangement scheme compromise moratorium or composition with his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or has a bankruptcy petition presented against him or is adjudged bankrupt; or

5.1.6 (where the Tenant or the Guarantor is domiciled or incorporated in a country other than England and Wales) if analogous proceedings or events to those referred to in Clauses 5.1.3, 5.1.4, and 5.1.5 shall be instituted or occur in the country of domicile or incorporation THEN and in any such case the Landlord may at any time thereafter reenter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any of the covenants contained in this Lease

5.2      Jurisdiction
For the avoidance of doubt and notwithstanding the domicile or place of business of any party from time to time having an interest in this Lease, the same shall be governed by and construed in all respects in accordance with the Laws of England and proceedings in connection therewith shall be subject (and the parties hereby submit) to the nonexclusive jurisdiction of the English Courts and for the purposes of Order 10 Rule 3 of the Rules of the Supreme Court of England and any other relevant Rules thereof the Tenant and the Guarantor hereby irrevocably agree that any process may be served upon them by leaving a copy addressed to them at their address stated herein or at such other address for service within England and Wales as may be notified in writing from time to time to the Landlord

5.3      No Implied Easements
Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement, right or privilege other than those expressly granted by this Lease

5.4      Exclusion of Warranty as to User

5.4.1 Nothing contained in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts for the use herein authorised or any use subsequently authorised

5.4.2 The Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts





                                       4l

5.5 Limitation of Landlord's Liability
The Landlord shall not be liable to the Tenant nor shall the Tenant have any claim against the Landlord in respect of: 5.5.1 Any loss or damage or interference or annoyance suffered by the Tenant during the carrying out by the Superior Landlord or the Landlord of repairs, decorations, additions, alterations or other works whether structural or otherwise which may appear to the Superior Landlord or the Landlord to be necessary or desirable to the Estate Common Parts or to the Building Common Parts or to the Estate or to the Building provided that, in the case of the Landlord only, the Landlord shall use all reasonable endeavours to cause as little noise disturbance and inconvenience as reasonably possible and carry out all such work as expeditiously as reasonably possible and in a good and workmanlike manner and forthwith make good all damage caused to the Demised Premises;

5.5.2 Any loss or inconvenience occasioned by the closing or breakdown of any lift, escalator or other mechanical equipment or by the failure of power supply to any lift escalator or other mechanical equipment or whilst any repairs are carried out thereto Provided That the Landlord uses all reasonable endeavours to reinstate the relevant service as soon as reasonably practicable;

5.5.3 Any loss of or damage to or theft from any car using the Car Park or any loss or damage or injury suffered by any driver of or passenger in such car not arising out of the willful negligence of the Landlord its servants or its agents

5.6    No Liability for Staff
No caretakers, porters, maintenance staff or other persons employed in respect of the provision of Estate Services or Building Services shall be under any obligation to furnish attendance or make available their services exclusively to the Tenant or otherwise than in the provision of the Estate Services or the Building Services and in the event of any such person employed as aforesaid rendering any such exclusive or additional services to the Tenant such person shall be deemed to be the servant of the Tenant for all purposes and the Landlord shall not be responsible for the manner in which such exclusive or additional services are performed nor for any damage to the Tenant or other persons arising therefrom

5.7    Tenant's Fixtures and Fittings
All tenant's fixtures and fittings and other property of the Tenant not removed by the Tenant pursuant to its covenant contained in Clause 3.4 within the period of twenty-eight (28) days after the determination of the Term shall thereafter be deemed to belong to the Landlord and the Landlord shall be at liberty to dispose of the same as it thinks fit without recourse to the Tenant

5.8     Development of Adjoining Property
Nothing contained in this Lease shall by implication of law or otherwise operate to confer on the Tenant any easement, right or privilege whatsoever over or against any other part of the Estate or the Building or any adjoining or other property belonging to the Landlord or the Superior Landlord (whether forming part of the Estate or the Building or not) which might restrict or prejudicially affect the future rebuilding, alteration or development of any other part of the Estate or the Building or such adjoining or other property nor (subject in the case of the Landlord to the proviso to Clause 55.1) shall the Tenant be entitled to compensation for any damage or disturbance caused by or suffered through any such rebuilding, alteration or development nor (subject as aforesaid) shall the Tenant make or permit to be made any objection to or claim in respect of any works of construction, building, alteration, addition or repair carried out upon any other part of the Estate or the Building or any land or property adjoining or near any part of the Demised Premises by the Superior Landlord or the Landlord or any persons authorised by the Superior Landlord or the Landlord

5.9      Notices
Section 196(4) of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to all notices and certificates required to be given or served under this Lease

5.10     Effect of Waiver
5.10.1 Each of the Tenant's covenants shah remain in full force both at law and in equity notwithstanding that the Landlord shall have waived any such covenant or waived temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other property belonging to the Landlord

5.10.2 Neither acceptance of any rents payable hereunder by the Landlord nor the demand of any such rents by the Landlord shah constitute a waiver of any breach by the Tenant of any of its obligations under this Lease

5.11     Covenants relating to adjoining property
Nothing contained in or implied by this Lease shah give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease

5.12 Tenant not to object to works
Subject, in the case of the Landlord, to the proviso to Clause 5.5.1 hereof the Tenant shall make no objection, complaint or representation and shall not institute or take any proceedings whatsoever whether by way of injunction or for damages or otherwise and shall not permit or suffer any undertenant or other occupier of or any person with any interest in any part of the Demised Premises to do any such things by reason or in consequence of any noise, disturbance, annoyance or inconvenience occasioned by any works by or on behalf of the Superior Landlord or the Landlord or any owner or tenant on any part of the Estate or any adjoining property or building or the Building

5.13     No right of set-off etc.
The rents reserved by this Lease are exclusive rents and any present or future law to the contrary notwithstanding shall not terminate nor shall the Tenant be entitled to any abatement, reduction, set-off or deduction with respect to any rents payable to the Landlord

5.14     Invalidity of certain provisions
If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable from the remainder of this Lease and the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law

5.15     Waiver etc. of regulations
5.15.1 The Landlord reserves the right to rescind, alter, add to or waive any of the Building Regulations at any time where in the Landlord's reasonable opinion it is desirable or proper on good estate management grounds (and the Landlord shall notify the Tenant thereof forthwith following any such rescission, alteration, addition or waiver) and the Tenant acknowledges the right of the Landlord to rescind, alter, add to or waive any of the Building Regulations as aforesaid

5.15.2 The Tenant acknowledges the right of the Superior Landlord or other the person responsible for providing the Estate Services to rescind, alter, add to or waive any of the Estate Regulations where in the reasonable opinion of the Superior Landlord or other the person responsible for providing the Estate Services it considers it desirable or proper on good Estate Management grounds to do so (and the Landlord shall notify the Tenant thereof following the Landlord receiving notice of any such rescission, alteration, addition or waiver)

5.16     Party Walls
Any non-structural walls dividing the Demised Premises from any adjoining property shall be deemed to be party walls within the meaning of the Law of Property Act 1925 Section 38 and shall be maintained at the equally shared expense of the Tenant and other respective owner

5.17     Exclusion of statutory compensation
Except where any statutory provision prohibits or modifies the right of the Tenant to compensation being reduced or excluded by agreement neither the Tenant nor any under-tenant (whether immediate or not) shall be entitled on quitting the Demised Premises or any part thereof to claim any compensation from the Landlord under the Landlord and Tenant Act 1954

5.18     Management Company
The Landlord may at any time within twenty-five (25) years from the date of this Lease (which shall be the perpetuity period applicable thereto) establish at its cost a Management Company for the purposes of providing the Estate Services and operating the Estate Service Charge and/or a Management Company for the purposes of providing the Building Services and operating the Building Service Charge in relation to the Estate and the Building on the following terms and conditions

5.18.1 such Management Company shah undertake to the Tenant the relevant obligations on the part of the Landlord contained in Clauses 4, 6, 7 and 8 respectively and any other obligations on the part of the Landlord under this Lease relating thereto and the Landlord shall be released from such obligations;

5.18.2 the rent secondly hereby reserved (being the Estate Service Charge and the Building Service Charge payable by the Tenant) shall be payable to the Landlord or the Management Company (as the Landlord may direct);

5.18.3 the Landlord from time to time under this Lease shall guarantee the obligations of the relevant Management Company

AND the Landlord and the Tenant and the Guarantor agree that they shall respectively enter into a Deed supplemental to this Lease recording the same, such Deed to be in a form prepared by the Landlord and approved by the Tenant (such approval not to be unreasonably withheld or delayed) and to contain an obligation on the part of the Management Company to enter into a deed in substantially the same form as such Deed (mutatis mutandis) with any assignee of the Tenant so as to covenant with such assignee that the Management Company will observe and perform the covenants contained in Clauses 4, 6, 7 and 8 hereof

6.       INSURANCE
         THE Landlord and the Tenant HEREBY COVENANT with each other as follows:
6.1 Landlord to insure and keep insured with The Prudential Assurance Company Limited or with some other insurer of repute nominated by the Landlord or with Lloyds' Underwriters and through such agency as the Landlord may from time to time determine and subject to such exclusions, excesses, limitations and conditions as may be imposed by the insurers or contained in any policy of insurance (such exclusions excesses limitations or conditions in both cases being reasonably common in the insurance market at the time of imposition);

6.1.1 the Building against loss or damage by the Insured Risks in the Reinstatement Cost of the Building (but excluding any Tenant's or under-tenant's fitting-out works or other alterations and improvements to the Demised Premises whether carried out before or after the date of this Lease);

6.1.2 the loss of rent from time to time payable or reasonably estimated to be payable under this Lease taking account of any review of the rent which may become due under this Lease for such period as the Landlord may from time to time reasonably deem to be necessary (being not less than three years) having regard to the likely period for obtaining planning permission and reinstating the Demised Premises or such longer period as the Tenant may reasonably require;

6.1.3 engineering and electrical plant and machinery against loss or damage by the Insured Risks in the Reinstatement Cost to the extent that the same is not covered by sub-clause 6.1.1; and

6.1.4 property owner's liability and such other insurance as the Landlord may from time to time reasonably deem necessary to effect

6.2      Evidence of insurance
At the request of the Tenant the Landlord shall produce to the Tenant reasonable evidence from the insurers of the terms of the insurance policy and the fact that the policy is subsisting and in effect

6.3       Destruction of Demised Premises
If the Demised Premises or any part thereof are destroyed or damaged by any of the Insured Risks then: 6.3.1 unless payment of the insurance monies shall be refused in whole or in any part by reason of any act or default of the Tenant or any undertenant or any person under its or their control (save where the Tenant has paid to the Landlord any shortfall); and

6.3.2 subject to the Landlord being able to obtain any necessary planning permission and all other necessary licences, approvals and consents in respect of which the Landlord shall use all reasonable endeavours to obtain (but shall not be obliged to institute any appeal); and

6.3.3 subject to Force Majeure and to Clause 6.5

the Landlord shall lay out the net proceeds of such insurance, other than any in respect of loss of rent or arising under Clause 6.1.4, (as soon as reasonably practicable) in the rebuilding and reinstatement of the premises so destroyed or damaged substantially as the same were prior to any such destruction or damage with such variations as the Landlord may reasonably require or as may be requisite in accordance with the requirements of planning control and/or building and/or other regulations and in case any such moneys shall be insufficient for that purpose the Landlord shall make up any such deficiency out of its own moneys

6.3.4    Cesser of rent
In case the Demised Premises or any part thereof or the access thereto (or any part thereof) shall at any time during the Term be so destroyed or damaged by any of the Insured Risks as to render the Demised Premises or the access thereto or any part thereof unfit for occupation or use and the insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part as a result of some act or default of the Tenant or any undertenant or any person under its or their control, then the rent first and secondly hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall from and after the date of such damage be suspended and cease to be payable until the Demised Premises and the access thereto shall have been made fit for occupation or use and in the event of dispute as to the amount or duration of the rent to be abated such dispute shall be settled by a single arbitrator to be appointed by the President, for the time being of the Royal Institution of Chartered Surveyors who shall act in accordance with the Arbitration Acts 1950 to 1979

6.5      Option to-determine
In case the Demised Premises or the Building or the Estate shall be destroyed or so damaged by any of the Insured Risks as to be unfit for occupation or use and reinstatement of the Demised Premises and/or the Building and/or the Estate (as the case may be) is or would be frustrated or impossible or if there is no reasonable prospect of being able to reinstate the same within the period for which the Landlord covenants to insure against the loss of rent hereunder, then this Lease may at the option of the Landlord be determined by the Landlord giving to the Tenant six months' written notice at any time Provided That if this Lease shall be determined then the Landlord shall not be required to lay out the net proceeds of the insurance referred to in sub-clauses 6.1.1 and 6.1.4 in reinstatement and all such insurance moneys shall belong to the Landlord absolutely

6.6    Tenant not to vitiate  insurance etc The Tenant hereby covenants with the
Landlord:

6.6.1 Not to do or permit or suffer to be done or omit to do in or upon the Demised Premises or any part thereof anything whatsoever which may render the Landlord liable to pay in respect of the Building and/or the Estate or any part thereof more than the ordinary or present rate of premium for insurance against the Insured Risks or which may make void or voidable any policy of insurance in respect of the Demised Premises the Building or the Estate and to repay to the Landlord all expenses incurred by it in or about any renewal of such policy rendered necessary by a breach of this covenant and to make good to the Landlord any shortfall in the insurance moneys payable to the Landlord by reason of any act or default of the Tenant within fourteen days of demand therefor

6.6.2 If the payment of any insurance moneys is refused as a result of some act or default of the Tenant or any undertenant or any person under its or their control to pay to the Landlord on demand the amount so refused together with interest thereon at the Interest Rate from the date upon which the costs of the reinstatement works in respect of which the insurance moneys are refused falls due for payment

6.6.3 Not to insure the Demised Premises or any part thereof (save for tenant's fixtures fittings and equipment and alterations and additions made by the Tenant) against any of the Insured Risks and not to take out any insurance in respect of any of the matters which the Landlord is required to insure under this Lease (save as provided herein) but if the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all moneys received from such insurance (in so far as the same shall extend) in making good the loss or damage in respect of which the same shall have been received

6.6.4 To notify the Landlord immediately in writing in the event of damage to the Demised Premises or any part thereof by way of the Insured Risks

6.6.5 In the event of damage to the Demised Premises or any part thereof by any of the Insured Risks so as to render the same unfit for occupation or use, (if reasonably required by the Landlord) to remove all tenant's fixtures and fittings and other property of the Tenant within one month of such damage

6.6.7    Decennial Insurance
The Landlord has effected and shall maintain or procure the maintenance of, at its safe cost, a decennial insurance policy providing ten (10) years' building defects insurance from 31st May 1991 in respect of the development of the Estate such policy to be on the terms and conditions set out in the form of policy previously submitted to and approved by the Landlord and produced to the Tenant prior to the date of this Lease and the Landlord shall procure that the interest of the Tenant be endorsed upon the Policy so far as the Tenant's interest is affected thereby

6.6.8    Self Insurance
If at any time and fir so long as the Landlord is an insurance company and carries all or part of the risks referred to in this Clause 6 itself (or if it is deemed to be carrying all or part of such risks notwithstanding any insurance policy actually taken out by it) then in both such events and to the extent to which it carries or is deemed to carry all or part of such risks:

         a) the Landlord shall nevertheless be taken to have effected an insurance policy on the terms herein set out and subject to such exclusions, conditions and uninsured excesses then equivalent to those quoted by it from time to time when underwriting similar business (or equivalent to any actual policy which has been taken out) Provided such exclusions conditions and excesses are reasonably common in the insurance market at each date of renewal or upon each anniversary of the commencement date of the Term (as appropriate);

         b) the Landlord shall be deemed to have expended from time to time such premiums as it would have charged for insuring and keeping insured the Building, the rent and other risks in accordance with the terms of this Lease (or shall nevertheless be deemed to have expended from time to time such premiums as it has, in fact, incurred in effecting such insurance); and

c) all the provisions of this Lease which relate to the occurrence of damage or destruction to or reinstatement of the Building or the Demised Premises or to insurance (including without limitation all the provisions of this Clause 6) shall apply mutatis mutandis as if the Landlord had effected a policy with an independent insurer

7        ESTATE SERVICE CHARGE
7.1      Landlord's liability
THE provisions of this Clause 7 shall apply for so long as the Landlord is the freeholder of the Estate Common Parts and thereafter the Landlord shall use all reasonable endeavours to enforce the covenants in relation to the provision of Estate Services and the operation of the Estate Service Charge on the part of any Superior Landlord or any other person obliged to provide Estate Services (including the commencement of legal proceedings where there is a reasonable prospect of success)

7.2      Tenant to pay Estate Service Charge
To the intent that the Landlord shall be fully and effectively indemnified in respect of all the Estate Expenditure, the Tenant shall pay to the Landlord by way of additional rent the Estate Service Charge

7.3      Estate Expenditure
The Estate Expenditure shall be calculated after the end of each Estate Accounting Year (as hereinafter defined) and shall comprise the aggregate for such year of the following:

7.3.1 All costs fees expenses outgoings and other expenditure (whether or not of a recurring nature) reasonably and properly incurred from time to time by the Landlord in connection with or incidental to the provision, management and operation of and payment for all or any of the Estate Services and the matters referred to in Section II of the Sixth Schedule and (when any expenditure is incurred in relation to the Estate and other premises) the proportion of such expenditure which is reasonably attributable to the Estate as properly determined by the Landlord

7.3.2 The reasonable and proper fees charges and expenses and commissions payable to any Solicitor, Accountant, Surveyor, Valuer, Architect or Engineer or any other person whom the Landlord may from time to time employ in connection with the management of the Estate and the provision of the Estate Services including (but without prejudice to the generality of the foregoing) the reasonable and proper cost of causing to be prepared the Estate Expenditure Certificate (as hereinafter defined) and causing to be calculated the Estate Service Charge (PROVIDED that there shall not be included hereunder any fees, charges or expenses whatsoever incurred in connection with the enforcement of covenants of the tenants or occupiers of the Estate or in connection with the letting or re-letting or disposal of other parts of the Estate or the negotiation or agreement or submission to an arbitrator or expert valuer or to any Court of any rent review affecting tenants or occupiers of the Estate)

7.3.3 Value Added Tax (if any) at the applicable rate in respect of the fees and other items of Estate Expenditure, save to the extent that such Value Added Tax is recoverable by the Landlord in its accounting with H.M. Customs and Excise in respect of the Estate

7.3.4 Such sums as the Landlord shall reasonably consider desirable to set aside from time to time (which setting aside shall be deemed to be an item of expenditure actually incurred) but so that such sums shall only be used for the purposes of meeting Estate Expenditure for the purpose of providing for periodically recurring items of expenditure whether or not of a capital nature and whether recurring at regular or irregular intervals and for anticipated expenditure in respect of any of the Estate Services to be provided (the "Estate Reserve Fund")

7.3.5 The cost of replacement of any item where such replacement is reasonably necessary whether or not the replacement item is of a superior quality, design or utility to the item being replaced

7.4      Estate Expenditure Certificate
7.4.1 The amount of the Estate Expenditure shall be ascertained and certified annually by a certificate (the "Estate Expenditure Certificate") signed by the Landlord or the Landlord's Surveyor or managing agents (at the discretion of the Landlord) and by a chartered accountant as soon after the end of the Estate Accounting Year (as hereinafter defined) as may be practicable and shall relate to such year in manner hereinafter mentioned

7.4.2 A copy of the Estate Expenditure Certificate for each Estate Accounting Year shall be supplied by the Landlord to the Tenant without charge to the Tenant

7.4.3 The Estate Expenditure Certificate shall contain a breakdown of the items of expenditure comprised in the Estate Expenditure in respect of the Estate Accounting Year to which it relates

7.5      Estate Accounting Year
The expression the "Estate Accounting Year" shall mean the period from 1 January of every year to 31 December of that year or such other annual period as the Landlord may in its discretion from time to time determine as being that in which the accounts of the Landlord either generally or relating to the Estate shall be made up

7.6      Estate Service Charge Advance Payment
On each of the usual quarter days in every year during the Term the Tenant shah pay to the Landlord in advance such sum (the "Estate Service Charge Advance Payment") on account of the Estate Service Charge for the Estate Accounting Year then current (the "Relevant Estate Year") as the Landlord shall from time to time reasonably specify as being in its opinion a fair and reasonable assessment of one quarter of the likely Estate Service Charge for the Relevant Estate Year PROVIDED THAT

7.6.1 if during the Relevant Estate Year the Landlord shah reasonably consider that the Estate Service Charge for the Relevant Estate Year is likely to exceed the aggregate of the Estate Service Charge Advance Payment for the Relevant Estate Year, the Landlord may (provided it acts reasonably) re-assess the Estate Service Charge Advance Payment for the whole of the Relevant Estate Year (the "Revised Estate Charge Advance Payment") and the Tenant shall pay to the Landlord the Revised Estate Charge Advance Payment on each of the next following quarter days during the remainder of the Relevant Estate Year and the Tenant shall pay to the Landlord within fourteen (14) days of demand the aggregate of the amounts by which the Estate Service Charge Advance Payment already made in respect of the Relevant Estate Year fall short of the sum which would have been payable if the Revised Estate Charge Advance Payment had been assessed before the commencement of the Relevant Estate Year;

7.6.2 if the Landlord shah not assess the amount of the Estate Service Charge Advance Payment payable hereunder in respect of any Estate Accounting Year before the beginning of such year, the Estate Service Charge Advance Payment shah continue to be payable at the rate specified for the previous year until such time as the Landlord shall make such assessment whereupon the Tenant shah immediately pay to the Landlord on demand the aggregate of the amounts by which the Estate Service Charge Advance Payment already made in respect of the Relevant Estate Year fall short of the sum which would have been payable if the amount of the Estate Service Charge Advance Payment for the Relevant Estate Year had been assessed before the commencement thereof and on each of the quarter days during the remainder of the Relevant Estate Year the Tenant shall pay to the Landlord the Estate Service Charge Advance Payment at the new rate; and

7.6.3 subject to and without prejudice to the Estate Service Charge Advance Payment for each quarter day between 2 January 1994 and 31 December 1994 shall be pounds 2,690 whereof the first payment or a due proportion thereof in respect of the period commencing on 2 January 1994 expiring on 24 March 1994 is to be made on the execution hereof

7.7      Tenant to pay balance of Estate Service Charge
7.7.1 As soon as practicable after the end of each Estate Accounting Year the Landlord shall furnish to the Tenant the Estate Expenditure Certificate and an account (the "Estate Service Charge Account") specifying the Estate Service Charge payable by the Tenant for that year, due credit being given therein for the aggregate of the Estate Service Charge Advance Payment and any Revised Estate Service Charge Advance Payment made by the Tenant in respect of the said year and upon the furnishing of the Estate Expenditure Certificate and the Estate Service Charge Account there shall be paid by the Tenant to the Landlord the balance (if any) of the Estate Service Charge in respect of the said year or there shall be credited against the Tenant's liability for Estate Service Charge for the next Estate Accounting Year or (at the option of the Landlord) repaid by the Landlord to the Tenant any amount which shall have been overpaid by the Tenant by way of Estate Service Charge Advance Payment and Revised Estate Service Charge Advance Payment (as the case may require) PROVIDED ALWAYS that the provisions of this Clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid the Estate Service Charge for the Estate Accounting Year then current being apportioned for the said period on a daily basis and any amount found to be overpaid by the Tenant after the expiry or determination of the Term being forthwith repaid by the Landlord to the Tenant

7.7.2 The Estate Expenditure Certificate and the Estate Service Charge Account shall be final and binding upon the parties hereto (save in the case of manifest error)

7.8. Omission by Landlord to include item in Estate Expenditure Any omission by the Landlord to include in Estate Expenditure in any Estate Accounting Year a sum expended in that Estate Accounting Year shall not preclude the Landlord from including such sum in Estate Expenditure in any subsequent Estate Accounting Year as the Landlord shall determine

7.9      Estate Reserve Fund
The Landlord shall be entitled (but not obliged) to establish an Estate Reserve Fund (as hereinbefore defined) which shall be held upon trust for the Tenant and any other tenants or occupiers of the Estate and shall be held in a separately designated interest bearing trustee bank account and the Landlord shall utilise the same with interest accruing thereon but after deducting tax payable thereon and on such interest in defraying expenditure of the nature referred to in Clause 7.3.4

7.10     Variation of Estate Service Charge
If at any time or times during the Term the Landlord considers that circumstances have arisen making the Estate Service Charge unreasonable or inequitable, the Landlord may give written notice to the Tenant requiring a variation to the Estate Service Charge which is fair and reasonable in all the circumstances and in the event of there being any dispute regarding such variation the matter shall be referred to a single Arbitrator to be appointed in default of agreement upon the application of the Landlord or the Tenant by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 to 1979

7.11     Estate Services provided to the Tenant
7.11.1 (Without prejudice to the provisions of Clause 7.10) the calculation of the Estate Service Charge hereunder may be varied and adjusted in such manner as shall in the Landlord's Surveyor's reasonable opinion (such opinion to be final and binding on all parties) reflect the extent to which the Estate Services (or any particular one or more of the Estate Services) shall have been provided for or enjoyed by the Tenant and/or by any other tenant or occupier of other parts of the Estate to a materially greater or lesser degree than any other such tenant or occupier

7.11.2 The Tenant covenants with the Landlord that the Tenant will pay to the Landlord within fourteen (14) days of demand such charge as may be properly incurred by the Landlord in respect of any service (whether or not constituting one of the Estate Services) provided at the express request of the Tenant to or for the benefit of the Tenant (whether or not exclusively) at a time or in circumstances when or in which such service would not have been provided but for such request

7.12     Variation of Estate Services
The Landlord may withhold, add to, commence, extend, vary or make any alterations to any of the Estate Services or any of the items referred to in
Section II of the Sixth Schedule from time to time if the Landlord's Surveyor shall reasonably consider it appropriate to do so in the interests of the owners and tenants on the Estate or for the more efficient management, security and operation of the Estate or for the comfort of the owners and tenants on the Estate or for any other reason (including the assumption of responsibility for any such Estate Services or other items by any local or public authority)

7.13     Major works
Where the Landlord carries out major works of repair or maintenance or replaces major items of plant or machinery the Landlord may elect to apportion the cost so incurred over such longer period than the Estate Accounting Year or Years in which such cost is incurred as it may reasonably consider appropriate and to include interest on such part of such cost as shall not have been included in the Estate Service Charge Account for the Estate Accounting Year in question or in any previous Estate Service Charge Account at two per cent. (2%) above the base rate of Midland Bank public limited company from time to time calculated on a day-today basis either from the date on which the cost is incurred down to the end of the Estate Accounting Year (in relation to the Estate Accounting Year in which such cost is incurred) or the period of the Estate Accounting Year (in relation to each of the subsequent Estate Accounting Years over which the cost is apportioned)

7.14     Raising Money by Loan or Overdraft
The Landlord may at its reasonable discretion raise money by way of loan or overdraft for the purposes of financing expenditure incurred or to be incurred in providing the Estate Services or any of them and any interest or other charges payable by the Landlord in respect thereof shall be included in the Estate Expenditure

7.15     Interest
All interest earned on any account or accounts into which the Estate Service Charge Advance Payment or other sums payable under this Clause by the Tenant are made or similar payments made by other tenants on the Estate shall (after deduction of any tax payable thereon) be utilised by the Landlord in reducing Estate Expenditure

7.16     Dunster Court
Any contributions made to the maintenance of any part of the Estate pursuant to the Dunster Court Documents shall be utilised by the Landlord in reducing Estate Expenditure

7.17  Notwithstanding   Clause  7.1  this  Clause  7  shall  continue  to  apply
notwithstanding that the Landlord transfer or assigns its reversion to this Lease to a Group Company of the Landlord

8.       BUILDING SERVICE CHARGE
8.1      Tenant to pay Building Service Charge
TO the intent that the Landlord shall be fully and effectively indemnified in respect of all the Building Expenditure the Tenant shall pay to the Landlord by way of additional rent the Building Service Charge provided that in providing the Building Services the Landlord shall act in accordance with the principles of good estate management so as to provide such services in as reasonably an economic manner as is consistent with the quality of the Building and the Estate

8.2      Building Expenditure
The Building Expenditure shall be calculated after the end of each Building Accounting Year (as hereafter defined) and shall comprise the aggregate for such year of the following:

8.2.1 All proper costs fees expenses outgoings and other expenditure (whether or not of a recurring nature) reasonably and properly incurred from time to time by the Landlord in connection with or incidental to the provision management and operation of and payment for all or any of the Building Services and the matters referred to in Section II of the Seventh Schedule and (when any expenditure is incurred in relation to the Building and other premises) the proportion of such expenditure which is reasonably attributable to the Building as reasonably and properly determined by the Landlord Provided That there shall be excluded from Building Expenditure any costs of electricity or of inspection maintenance and repair of Landlord's Apparatus (as defined in the Eleventh Schedule in respect of the Retained Parts to the extent the same would be recoverable from occupiers of the Building as their Electricity Charge were all Lettable Areas of the Building let upon terms that the tenants thereof paid an Electricity Charge in substantially the same terms as the Eleventh Schedule

8.2.2 The proper fees charges and expenses and commissions payable to any Solicitor, Accountant, Surveyor, Valuer Architect or Engineer or any other person whom the Landlord may from time to time employ in connection with the management of the Building and the provision of the Building Services including (hut without prejudice to the generality of the foregoing) the reasonable and proper cost of causing to be prepared the Building Expenditure Certificate and causing to be calculated the Building Service Charge (PROVIDED that there shall not be included hereunder any fees, charges or expenses whatsoever incurred in connection with the enforcement of covenants of the tenants or occupiers of the Building or in connection with the letting or re-letting or disposal of other parts of the Building or the negotiation or agreement or submission to an arbitrator or expert valuer or to any Court of any rent review affecting tenants or occupiers of the Building)

8.2.3 Value Added Tax (if any) at the applicable rate in respect of the fees and other items of Building Expenditure save to the extent that such Value Added Tax is recoverable by the Landlord in its accounting with H.M. Customs and Excise in respect of the Building

8.2.4 Such sums as the Landlord shall reasonably consider desirable to set aside from time to time (which setting aside shall be deemed to be an item of expenditure actually incurred) but so that such sums shall only be used for the purposes of meeting Building Expenditure for the purpose of providing for periodically recurring items of expenditure whether or not of a capital nature and whether recurring at regular or irregular intervals and for anticipated expenditure in respect of any of the Building Services to be provided (the "Building Reserve Fund")

8.2.5 The cost of replacement of any item where such replacement is necessary whether or not the replacement is of a superior quality, design or utility to the item being replaced

8.3      Building Expenditure Certificate
8.3.1 The amount of the Building Expenditure shall be ascertained and certified annually by a certificate (the "Building Expenditure Certificate") signed by the Landlord or the Landlord's Surveyor or managing agents (at the discretion of the Landlord) and by `a chartered accountant as soon after the end of the Building Accounting Year as may be practicable and shall relate to such year in manner hereinafter mentioned

8.3.2 A copy of the Building Expenditure Certificate for each Building Accounting Year shall be supplied by the Landlord to the Tenant without charge to the Tenant

8.3.3 The Building Expenditure Certificate shall contain a breakdown of the items of expenditure comprised in the Building Expenditure in respect of the Building Accounting Year to which it relates

8.4      Building Accounting Year
The expression the "Building Accounting Year" shall mean the period from 1 January of every year to 31 December of that year or such other annual period as the Landlord may in its discretion from time to time determine as being that in which the accounts of the Landlord either generally or relating to the Building shall be made up

8.5       Building Service Charge Advance Payment
On each of the usual quarter days in every year during the Term the Tenant shall pay to the Landlord in advance such sum (the "Building Service Charge Advance Payment") on account of the Building Service Charge for the Building Accounting Year then current (the "Relevant Building Year") as the Landlord shall from time to time reasonably specify as being in its opinion a fair and reasonable assessment of one quarter of the likely Building Service Charge for the Relevant Building Year PROVIDED THAT

8.5.1 if during the Relevant Building Year the Landlord shall reasonably consider that the Building Service Charge for the Relevant Building Year is likely to exceed the aggregate of the Building Service Charge Advance Payment for the Relevant Building Year the Landlord may (provided he acts reasonably) re-assess the Building Service Charge Advance Payment for the whole of the Relevant Building Year (the "Revised Building Service Charge Advance Payment") and the Tenant shall pay to the Landlord the Revised Building Service Charge Advance Payment on each of the next following quarter days during the remainder of the Relevant Building Year and the Tenant shall pay to the Landlord within fourteen (14) days of demand the aggregate of the amounts by which the Building Service Charge Advance Payment already made in respect of the Relevant Building Year fall short of the sum which would have been payable if the Revised Building Service Charge Advance Payment had been assessed before the commencement of the Relevant Building Year;

8.5.2 if the Landlord shall not assess the amount of the Building Service Charge Advance Payment payable hereunder in respect of any Building Accounting Year before the beginning of such year, the Building Service Charge Advance Payment shall continue to be payable at the rate specified for the previous year until such time as the Landlord shall make such assessment whereupon the Tenant shall immediately pay to the Landlord on demand the aggregate of the amounts by which Building Service Charge Advance Payment already made in respect of the Relevant Building Year fall short of the sum which would have been payable if the amount of the Building Service Charge Advance Payment for the Relevant Building Year had been assessed before the commencement thereof and on each of the quarter days during the remainder of the Relevant Building Year the Tenant shall pay to the Landlord the Building Service Charge Advance Payment at the new rate; and

8.5.3 subject and without prejudice to the foregoing provisions, the Building Service Charge Advance Payment for each quarter day between 2 January 1994 and 31 December 1994 shall be pounds 22,423 whereof the first payment or a due proportion thereof in respect of the period commencing on 2 January 1994 and expiring on 24 March 1994 is to be made on the execution hereof

8.6      Tenant to pay balance of Building Service Charge
8.6.1 As soon as practicable after the end of each Building Accounting Year the Landlord shah furnish to the Tenant the Building Expenditure Certificate and an account (the "Building Service Charge Account") specifying the Building Service Charge payable by the Tenant for that year due credit being given therein for the aggregate of the Building Service Charge Advance Payment and any Revised Building Service Charge Advance Payment made by the Tenant in respect of the said year and upon the furnishing of the Building Expenditure Certificate and the Building Service Charge Account there shall be paid by the Tenant to the Landlord the balance (if any) of the Building Service Charge in respect of the said year or there shall be credited against the Tenant's liability for Building Service Charge for the next

Building Accounting Year or (at the option of the Landlord) repaid by the Landlord to the Tenant any amount which shall have been overpaid by the Tenant by way of Building Service Charge Advance Payment and Revised Building Service Charge Advance Payment (as the case may require) PROVIDED ALWAYS that the provisions of this Clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination as aforesaid the Building Service Charge for the Building Accounting Year then current being apportioned for the said period on a daily basis and any amount found to be overpaid at the expiration or sooner termination of the Term by the Tenant being forthwith repaid by the Landlord to the Tenant;


8.6.2 The Building Expenditure Certificate and the Building Service Charge Account shall be final and binding upon the parties hereto (save in the case of manifest error)

8.7 Omission by Landlord to include item in Building Expenditure Any omission by the Landlord to include in Building Expenditure in any Building Accounting Year a sum expended in that Building Accounting Year shall not preclude the Landlord from including such sum in Building Expenditure in any subsequent Building Accounting Year as the Landlord shall determine

8.8      Building Reserve Fund
The Landlord shall be entitled (but not obliged) to establish a Building Reserve Fund (as hereinbefore defined) which shall be held upon trust for the Tenant and any other tenants or occupiers of the Building and shall be held in a separately designated interest bearing trustee bank account and the Landlord shall utilise the same with interest accruing thereon but after deducting tax payable thereon and on such interest in defraying expenditure of the nature referred to in Clause 8.2.4

8.9      Variation of the Building Service Charge
If at any time or times during the Term the Landlord's Surveyor reasonably considers that circumstances have arisen making the Building Service Charge unreasonable or inequitable, the Landlord may give written notice to the Tenant requiring a variation to the Building Service Charge which is fair and reasonable in all the circumstances and in the event of there being any dispute regarding such variation the matter shall be referred to a single Arbitrator to be appointed in default of agreement upon the application of the Landlord or the Tenant by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 to 1979

8.10     Building-Services provided to the Tenant
8.10.1 (Without prejudice to the provisions of Clause 8.9) the calculation of the Building Service Charge hereunder may be varied and adjusted in such manner as shall in the Landlord's Surveyor's reasonable opinion (such opinion to be final and binding on all parties) reflect the extent to which the Building Services (or any particular one or more of the Building Services) shall have been provided for or enjoyed by the Tenant and/or by any other tenant or occupier of other parts of the Building to a materially greater or lesser degree than any other such tenant or occupier

8.10.2 The Tenant covenants with the Landlord that the Tenant will pay to the Landlord within fourteen (14) days of demand such charge as may reasonably be determined and allocated by the Landlord's Surveyor in respect of any service (whether or not constituting a Building Service) provided at the express request of the Tenant to or for the benefit of the Tenant (whether or not exclusively) at a time or in circumstances when or in which such service would not have been provided but for such request

8.11     Variation of Building Services
The Landlord may withhold, add to, commence, extend, vary or make any alterations to any of the Building Services or any of the items referred to in
Section II of the Seventh Schedule from time to time if the Landlord's Surveyor shall reasonably deem it appropriate to do so in the interests of the owners and tenants of the Building or for the more efficient management, security and operation of the Building or f6r the comfort of the owners and tenants of the Building or for any other reason (including the assumption of responsibility for any such Building Services or other items by any local or public authority)

8.12     Major Works
Where the Landlord carries out major works of repair or maintenance or replaces major items of plant or machinery the Landlord may elect to apportion the cost so incurred over such longer period than the Building Accounting Year or Years in which such cost is incurred as it may reasonably consider appropriate and to include interest on such part of such cost as shall not have been included in the Building Service Charge Account for the Building Accounting Year in question or in any previous Building Service Charge Account at two per cent (2%) above the base rate of Midland Bank public limited company from time to time calculated on a day-today basis either from the date on which the cost is incurred down to the end of the Building Accounting Year (in relation to the Building Accounting Year in which such cost is incurred) or the period of the Building Accounting Year (in relation to each of the subsequent Building Accounting Years over which the cost is apportioned)

8.13     Raising Money by Loan or Overdraft
The Landlord may at its reasonable discretion raise money by way of loan or overdraft for the purposes of financing expenditure incurred or to be incurred in providing the Building Services or any of them and any interest or other charges payable by the Landlord in respect thereof shall be included in the Building Expenditure

8.14     Interest
All interest earned on any account or accounts into which the Building Service Charge Advance Payment or other sums payable under this Clause by the Tenant are paid or similar payments made by other tenants in the Building shall (after deduction of any tax payable thereon) be utilised by the Landlord in reducing Building Expenditure

OPTION TO BREAK
If the Tenant wishes to determine this Lease on 25 December 2003 and gives to the Landlord twelve (12) months and one day prior notice in writing of such desire then provided the Tenant has as at 25 December 2003 paid the rents reserved by and observed and performed the covenants and obligations on its part contained in this Lease in all material respects the Term of this Lease shall cease and determine on 25 December 2003 but without prejudice to the respective rights of either party against the other in respect of any antecedent breach of covenant

10.      GUARANTOR'S COVENANT
IN consideration of this demise having been made at its request the Guarantor hereby covenants as a primary obligation with the Landlord in the terms contained in the Eighth Schedule

I N WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written

                                 FIRST SCHEDULE
                              The Demised Premises

The Demised Premises means the property briefly described in Clause 1 and shown for identification purposes only edged red on Plan 5 including:

a) the internal plaster surfaces and finishes of all structural or load-bearing walls and columns therein or which enclose the same but not any other part of such walls and columns;

(b)      the entirety of all  non-structural  or   non-load  bearing  walls  and
columns therein;

(c) the floor finishes thereof and all carpets, save that the lower limit of the Demised Premises shall not extend to anything below the floor finishes except that raised floors and the cavity below them shall be included;

(d) the ceiling finishes thereof including all suspended ceilings (if any) and light fittings and sprinkler systems and the cavity above any suspended ceilings and all plant in the void above the suspended ceilings but excluding the Excluded Plant;

(e) all window frames and window furniture and all glass in the windows and all doors, door furniture and door frames;

(f) all sanitary and hot and cold water apparatus and equipment and the radiators (if any) therein and all fire fighting equipment and hoses therein including the fire boxes and hoses to the point of connection to the risers;

(g) all Conducting Media therein and exclusively serving the same, save those of statutory undertakers;

(h)      all Fixtures;

(i) all mechanical and electrical plant within the Demised Premises and exclusively serving the same to the point where it meets the supply risers but excluding the Excluded Plant;

(j) the lavatory accommodation situated on the same floor as the Demised Premises and all plumbing and pipework within the Demised Premises exclusively serving the same; and

(k)      all additions, alterations and improvements thereto

                                 SECOND SCHEDULE
                                 Rights Granted


1. Subject to compliance by the Tenant with its obligations contained in Clauses
3.30 and 3.3 1 and subject to the Third Schedule and in common with the Landlord and all others having a like right, the right for the Tenant and those authorised by it:

1.1. to use Minster Court for the purposes of gaining access to, and egress from, the Building on foot at all reasonable times during the Minster Court Access Hours and to use the Pedestrian Mall for like purposes at such times as the Pedestrian Mall is available for use;

1.2 to use the part of the Dunster Court Access coloured yellow and not hatched black on Plan 3 for the purposes of delivering people by vehicle and to use the area coloured yellow. and hatched black thereon for the purposes of pedestrian access to and from the Estate Common Parts in both cases at the times specified in and subject to the provisions of the Dunster Court Documents;

1.3 to pass and repass over those parts of the Estate at street level lying between the Building and the boundary of the Estate at the northern and eastern sides thereof at all times and for all purposes in connection with the use and enjoyment of the Demised Premises

2. Subject to compliance by the Tenant with its obligations in Clause 3.31 and subject to the Third Schedule, the right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and all persons having a like right) at all times and for all purposes connected with the lawful use of the Demised Premises in compliance With the terms of this Lease but subject to any existing or future regulations reasonably made by the Landlord:

2.1 to use the Building Common Parts for all proper purposes in connection with the use and enjoyment of the Demised Premises and the exercise of the rights granted by this Schedule;

2.2 to use such of the passenger lifts in the Building as shall be reasonably necessary for the Tenant's use for the purpose only of obtaining access to, and egress from, the Demised Premises;

2.3 to use the Loading Bay for the purposes of loading and unloading goods or materials and the right to gain access thereto and egress therefrom from and to the Demised Premises and to deliver goods or materials thereto by way of the Access Ramp; and

2.4 to use the goods lifts in the Building for the purposes of carrying goods and materials to and from the Demised Premises

3. The free and uninterrupted passage of air, water, soil, gas and electricity and telecommunications through the Service Systems which are now or may at any time hereafter be within the Building (subject to the Tenant not overloading or damaging the same), in common with the Landlord and all other persons having the like right, with power, where such works cannot otherwise be reasonably and practicably carried out, for the Tenant, its servants and workpeople and any others authorised by it at all reasonable times on reasonable prior written notice (save in emergency but subject to the terms of any existing leases) to enter other parts of the Building for the purpose only of cleansing, maintaining, repairing, replacing or altering the Conducting Media serving the Demised Premises PROVIDED THAT such inspections, cleansing, maintenance, repairs, replacements or alterations shall be done with as little inconvenience as reasonably possible and as quickly as reasonably possible and that the Tenant shall immediately make good, or cause to be made good, to the reasonable satisfaction of the Landlord all damage thereby occasioned

4. Support and protection from the adjoining parts of the Building

5. Subject to compliance by the Tenant with its obligations contained in Clauses
3.30 and 3.31 and subject to Paragraph 8 of the Third Schedule, the right (where such works cannot otherwise be reasonably and practicably carried out) for the Tenant, its servants and workpeople and any others authorised by it at all reasonable times on reasonable prior written notice (save in emergency but subject to the terms of any existing leases) to enter other parts of the Building for the purpose only of cleansing, maintaining, replacing, repairing or altering the Demised Premises PROVIDED THAT such cleansing, maintenance, replacements, repairs or alterations shall be done with as little inconvenience as reasonably possible and as quickly as reasonably possible and that the Tenant shall make, or cause to be made good, to the reasonable satisfaction of the Landlord all damage thereby occasioned

6. The right to display on the entrance door to the Demised Premises a sign stating the Tenant's name and business or profession the size, type and position of such sign to be first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed)

7. The right to display the name of the Tenant on the ground floor door entry signage system supplied by the Landlord

8. Subject to compliance by the Tenant with its obligations contained in Clauses
3.30 and 3.31, the right to park 2 private motor cars in the Car Park within the spaces shown coloured red on

Plan 1 or such other spaces not being less than 2 in number as may be allocated by the Landlord to the Tenant from time to time and the right to the means of access thereto and egress therefrom over the Access Ramp and those parts of the Car Park leading to such spaces and the right to use the lifts serving the Car Park

9. The right at all reasonable times to use the rubbish compactor in the Basement for the disposal of rubbish from the Demised Premises arising from the lawful and normal use for the purposes herein provided

                                 THIRD SCHEDULE
                           Exceptions and Reservations

There are excepted and reserved unto the Landlord and the Superior Landlord and its tenants or occupiers of any part of the Estate and all others having like rights or authorised by the Landlord:

1. The free and uninterrupted passage of air, water, soil, gas and electricity through the Service Systems which are now or may at any time hereafter be within the Demised Premises, with power for the Landlord, its tenants, occupiers or its or their servants and workpeople and any others authorised by the Landlord at all reasonable times on reasonable prior written notice (except in emergency) to enter the Demised Premises for the purpose of any matter or thing connected with the Estate Services and/or the Building Services and/or adding to inspecting, cleansing, maintaining, modernizing, repairing, replacing or altering the Service Systems and so that such adding to, inspections; cleansing, maintenance, modernisation, repairs, replacements or alterations shall be done with as little inconvenience and disturbance to the Tenant. as reasonably possible and as quickly as reasonably possible and in a good and workmanlike manner and that the Landlord shall forthwith make good or cause to be made good, all damage thereby occasioned

2. The right, where it is not reasonably practicable to avoid doing so, at all reasonable times upon reasonable prior written notice, except in cases of emergency, to enter the Demised Premises (and if reasonably required to erect scaffolding on or against the Demised Premises) in order to

2.1 execute repairs, decorations, alterations and any other works and to make installations to any part of the Estate or the Building or neighbouring or adjoining property or to do anything whatsoever which the Landlord may do under this Lease in respect of the Glazed Roof;

2.2      carry out the Estate Services;

2.3      carry out the Building Services;

2.4 execute repairs and renewals to the lighting and cleaning equipment situated on or to the balconies situated on the same floor as the Demised Premises

PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience and disturbance to the Tenant as reasonably possible and shall carry out all work as expeditiously as reasonably possible and in a good and workmanlike manner and shall make good forthwith any damage thereby caused

3. The rights of light, air and all other easements and rights now or hereafter belonging to or enjoyed by the Estate or any neighbouring or adjoining property

4. The right of support, protection and shelter for the benefit of the Building or the Estate or any adjoining or neighbouring property from the Demised Premises

5. The right for the Landlord or its agents or by any person appointed by it for the purpose at any time or times by day or night to enter the Demised Premises or any part thereof if it or they reasonably consider it to be necessary so to do in connection with the security of the Estate and/or the Building

6. Full right and liberty at any time hereafter to build on or otherwise develop or make any alterations or additions or execute any other works to any other part of the Estate and/or the Building or adjoining property or any buildings thereon or to erect any new buildings thereon in such manner as the Landlord or the person exercising the right shall reasonably think fit, notwithstanding the fact that the same may affect or interfere with the amenity of the Demised Premises or the passage of light and air to the Demised Premises (subject to the proviso to paragraph 2.4 hereof and provided further that nothing shall prevent physical occupation of or access to the whole of the Demised Premises)

7. The right to alter, add, to extend, vary, stop-up, reposition or make any alterations to Minster Court, the Dunster Court Access, the Pedestrian Mall, the Access Ramp or any other of the Estate Common Parts or the Building Common Parts or any part or parts thereof from time to time and the right to substitute any alternative thereto from time to time if the Landlord shall reasonably deem it desirable to do so for the more efficient management, security and operation of the Estate and/or the Building or for the comfort of the owners and tenants on the Estate and/or the Building (but not so that the Tenant's use and occupation of the Demised Premises or the means of access thereto or egress therefrom or to or from the Car Park the Loading Bay and the compactor is thereby materially adversely affected) and the right to suspend temporarily use of any of the same during the carrying out of any work whether of repair, maintenance, renewal, improvement, rebuilding, reinstatement, construction, reconstruction, development, redevelopment or otherwise howsoever

8. The right, so long as the same shall not be contrary to the principles of good estate management, to regulate and control the use of Minster Court, the Dunster Court Access, the Pedestrian Mall, the Access Ramp (and the access and egress thereto to and from Mark Lane) and all other Estate Common Parts and the Building Common Parts and in particular (but not by way of limitation) to:

8.1 make reasonable regulations for the control, regulation and limitation of pedestrians or traffic thereon or on any part thereof and to erect such signs as may be appropriate (including regulations providing for the removal or immobilisation of vehicles parked or left unattended in areas where the same is prohibited);

8.2 use those parts of the Estate Common Parts and/or the Building Common Parts suitable for such purposes for displays, exhibitions or other forms of promotional and other activity so long as the same shall not be contrary to the principles of good estate management; and

8.3 to maintain on the Estate Common Parts and/or the Building Common Parts such sculptures, statues, garden features, landscaping, appurtenances and fittings of ornament or utility in all cases as the Superior Landlord or the Landlord may from time to time think fit 9. The right to enter the Demised Premises (m times of emergency or during fire-drills) for the purpose of obtaining access to or using any of the fire escapes or routes of escape in the Building whether or not in existence at the date hereof

10. The right from time to time, in case of default by the Tenant in performing its obligations under Clause 3.3.5, to carry out, at the cost of the Tenant, window cleaning of all interior surfaces of all exterior glass to the Demised Premises and the right on reasonable prior written notice of access at all reasonable times to gain access to the exterior windows within the Demised Premises for such purposes

11.    The rights excepted and reserved out of the Head lease

PROVIDED THAT any rights or easements excepted and reserved in this Schedule over anything which is not in being at the date hereof shall be effective only in relation to any such thing which comes into being before the expiry of eighty
(80) years from the date hereof (which shall be the perpetuity period applicable hereto)

                                 FOURTH SCHEDULE
                Matters to which the Demised Premises are subject

The provisions set out in entry numbers 1 and 2 of the Charges Register of Title Number NGL120519 regarding payment of annual rent charges so far as the same is applicable and still enforceable

The provisions set out in entry number 3 of the Charges Register of Title Number NGL120519 regarding payment of a fee farm rent so far as the same is applicable and still enforceable

12 March 1990 Deed                  (1)     The City of London Real Property
                                            Company Limited
                                    (2)     The Prudential Assurance Company
                                            Limited

27 June 1990 Licence                (1)    Plantation House Limited
                                    (2)    Actiontrain Limited
                                    (3)    The Prudential Assurance Company
                                           Limited
                                    (4)    Bovis Construction Limited

12 March 1991 Agreement             (1)    The Drapers' Company
                                    (2)    The Prudential Assurance Company
                                           Limited

                                 FIFTH SCHEDULE
                              Rent and Rent Review

1. Definitions
In this Schedule, the following expressions shall have the following meanings:

1.1 "Review Date" means 25 December 1998 and every fifth anniversary thereof and the last day of the contractual term and "Relevant Review Date" shall be construed accordingly

1.2 "Open Market Rent" means the full clear yearly rent at which the Demised Premises might reasonably be expected to be let in the open market with vacant possession at the Relevant Review Date by a willing landlord to a willing tenant and without any premium or any other consideration for the grant thereof for a term equal to the greater of (a) the residue of the Term remaining unexpired on the Relevant Review Date and (b) ten (10) years and otherwise on the terms and conditions and subject to the covenants and provisions contained in this Lease (other than the amount of the rent hereby reserved but including the provisions for review contained in this Schedule) on the following assumptions at the Relevant Review Date that:

         (a) the covenants herein contained have been fully performed and observed;
         (b) the Demised Premises have been constructed in accordance with the Landlord's Specification;
         (c) that the Demised Premises are fit and available for immediate occupation and use and may lawfully be used by any person for any of the uses permitted by this Lease or by any licence granted pursuant thereto;
         (d) no work has been carried out by the Tenant during the Term, or during any period of occupation prior thereto arising out of an agreement to grant such term, which has diminished the rental value of the Demised Premises;
         (e) in case the Demised Premises and/or the Building and/or the Estate have been destroyed or damaged they have respectively been fully restored;
         (f) the Demised Premises are fully fitted with heavy contract carpets for high quality office space and have a suitable number and layout of electrical junction boxes for the use permitted by this Lease;

         (g) any rent free period, concessionary rent or other inducement (whether by way of a capital payment or otherwise) which would or might be given to an incoming tenant to enable Premises on a grant of a lease of the Demised Premises at the Relevant Review Date has been made and any such rent free period concessionary rent or inducement has expired or been paid prior to the Relevant Review date but disregarding:

(i) any effect on rental value of the fact that the Tenant or any sub-tenants has, or the Tenant's or any sub-tenant's predecessors in title have, been in occupation of the Demised Premises;

(ii) any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant or any sub-tenant or the Tenant's or any sub-tenant's predecessors in title in that business;

(iii) any effect on the rental value of the Demised Premises attributable to the existence at the commencement of the relevant period of any alterations and additions to the Demised Premises or any part thereof carried out by the Tenant or any sub-tenant or the Tenant's or any sub-tenant's predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant such term otherwise than in pursuance of an obligation to the Tenant's or any sub-tenant's immediate Landlord;

(iv) any capital or other incentive given or provided by the Landlord to the Tenant to enter into this Lease (or any agreement for the grant of this Lease);

Provided that if the Landlord has exercised its option to waive the exempt status of all supplies made or to be made by it as Landlord of the Demised Premises arising under paragraph 2 of Schedule 6A of the Value Added Tax Act 1983 so as to result in Value Added Tax on the rent first hereby reserved then it shall be assumed that the willing landlord has so elected as at the Relevant Review Date and that Value Added Tax is charged on such rent but if the Landlord has not exercised any such option and no Value Added Tax is charged in respect of the rent then it shall be assumed that the willing landlord has not so elected as at the Relevant Review Date and that Value Added Tax is not charged on such rent

1.3 "Surveyor" means an independent chartered surveyor of not less than ten (10) years standing, who is experienced in the valuation and leasing of property similar to the Demised Premises and is acquainted with the market in the area in which the Demised Premises are located, appointed





                                       7l
from time to-time to determine the Open Market Rent pursuant to the provisions \ of this Schedule

1.4 "President" means the President for the time being of the Royal Institution of Chartered Surveyors and includes the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

2.       Upwards only review
The rent first reserved by this Lease shall be reviewed at each Review Date in accordance with the provisions of this Schedule and,

         (a) from and including the first Review Date at 25 December 1998, the rent shall equal the higher of (i) the sum of eight hundred and thirteen thousand two hundred and twenty-eight pounds (813,228) and (ii) the 0pen Market Rent on such Review Date, as agreed or determined pursuant to the provisions of this Schedule and

         (b) from and including each subsequent Review Date the rent shall equal the higher of (i) the rent contractually payable immediately before the Relevant Review Date and (ii) the Open Market Rent on the Relevant Review Date as agreed or determined pursuant to the provisions of this Schedule

3.       Agreement or determination of the reviewed rent
The Open Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if, for any reason, they have not so agreed before the Relevant Review Date either party may, after the Relevant Review Date, by notice in writing to the other require the 0pen Market Rent to be determined by a Surveyor agreed between the Landlord and the Tenant or, in default of agreement, nominated by the President on the written application of the Landlord or the Tenant

4.     Functions of the Surveyor
The Surveyor shall:
4.1 at the option of the Landlord, act either as an arbitrator in accordance with the Arbitration Acts 1950 to 1979 or as an expert;

4.2 if acting as an expert, afford to the Landlord and the Tenant an opportunity to make to him or her written representations which may contain any rental evidence and a rental valuation of the Demised Premises and, in the event that such representations are made by both the Landlord and the Tenant, the Surveyor shall simultaneously pass details of each party's representations thereon, such cross-representation to contain solely comments in reply to matters raised in the other party's initial representations and to be forwarded to the Surveyor within ten (10) working days of receipt by the respective parties of details of the other party's initial representations Provided always that the parties shall not submit without prejudice correspondence or records of without prejudice negotiations as representations or cross-representations

5.       Appointment of new Surveyor
If the Surveyor shall die, fail to publish his or her determination within three
(3) months of the date of his or her appointment or become unwilling or incapable of acting, the President shah, on the application of the Landlord in writing, discharge him or her and appoint another Surveyor in his or her place to act in the same capacity, such procedure being repeated as often as necessary

Parties able to Agree
Any reference to a Surveyor shah not impair the ability of the Landlord and the Tenant to agree the Open Market Rent and to withdraw such reference subject to payment of the Surveyor's proper charges up to the date of notification to him or her of such withdrawal

7.       Fees of Surveyor
The fees and expenses of the Surveyor, including the cost of his or her nomination, shall be in the award of the Surveyor but, failing such award, the same shah be payable by the Landlord and the Tenant in equal shares, who shall each bear their own costs, fees and expenses

8.       Memoranda of revised rent
In the event that the revised rent shall be agreed between the Landlord and the Tenant (and not determined by a Surveyor) memoranda of the revised rent shall thereupon be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the Counterpart of this Lease and the parties shah bear their own costs in respect thereof

9.       Interim payments pending determination
9.1 If and so often as the revised rent has not been ascertained or agreed pursuant to the foregoing provisions before the Relevant Review Date, the rent first hereby reserved shah continue to be payable on and from the Relevant Review Date to the quarter day following the date of ascertainment or agreement of the revised rent or (save in the case of the rent review on the last day of the contractual term) the next Relevant Review Date or the last day of the contractual term (whichever is first) (the "Interim Period") at the rate equal to the rent payable immediately before the Relevant Review Date

9.2 On the first day for payment of the rent first hereby reserved after the revised rent has been ascertained or agreed, there shall be payable by the Tenant to the Landlord by way of rent (ii addition to the amount of rent otherwise due on that day) the aggregate of the amounts by which the installments of rent payable in respect of the Interim Period fall short of the sums which would have been payable if the revised rent had been ascertained or agreed before the Relevant Review Date together with interest on such amounts at the Interest Rate from time to time, such interest to be calculated on the amount of each quarterly shortfall on a day-m-day basis from the date on which it would have been payable if the revised rent had then been ascertained or agreed to the date of actual payment of the shortfall and the aggregate of the interest so payable shall be recoverable in the same manner as provided in Clause 3.25 hereof f8r the recovery of interest payable thereunder

10.      Costs awarded against the Tenant
If the Tenant shall fail to pay any costs awarded against the Tenant or, as appropriate, the moiety of the fees and expenses of the survey payable by the Tenant under the provisions hereof within twenty-one (21) days of the same being demanded by the Surveyor, the Landlord shall be entitled to pay the same and the amount so paid and all incidental expenses shall be repaid by the Tenant to the Landlord on demand together with interest thereon at 4% above the Interest Rate from the date of demand to the date of payment by the Tenant.

11.      Rent Restrictions
On each and every occasion during the Term that any restrictions shall be imposed by statute for the control of rent in force at any Review Date or the date on which a revised rent is agreed or determined in accordance with these provisions and which operate to impose any limitations whether in time or amount in the collection of an increase in the rent first reserved by this Lease or any part thereof and which shall prevent or prohibit either wholly or partially the operation of the above provisions for review of the rent or the normal collection and retention by the Landlord of any increase in the rent or any installment or part thereof, then and in each such case respectively the operation of such provisions for review of the rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur and/or the collection of any increase or increases in the rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and until the said restrictions shall be relaxed either partially or wholly the amount of any revised rent shall be the maximum sum from time to time permitted by the said restrictions

12.      Time not of the essence
For the avoidance of doubt, for the purposes of this Schedule, time shall not be of the essence

                                 SIXTH SCHEDULE
                                 Estate Services
                                    Section I

1.1 In this part of this Schedule reference to "maintain" shall mean maintain, inspect, test, service, repair, overhaul, amend and (where the Landlord reasonably so requires in order to ensure that the Estate Common Parts are kept in a first class state appropriate to the quality, size, nature and prestige of the Estate as a whole) rebuild, renew, reinstate and replace and shall include, where appropriate, treat, wash down, cleanse, paint, decorate, empty and drain and the expression "maintenance" shall be construed accordingly Provided that there shall be excepted any maintenance consequent upon damage or destruction by any of the Insured Risks (save where any of the insurance monies are refused as a result of any act or default of the Tenant or any person deriving title from it or its or their agents or licensees)

1.2 In deciding the extent nature and quality of the relevant service or services from time to time, the Landlord shall at all times act reasonably

1.3 In performing the Estate Services and any other services hereunder the Landlord shall be entitled in its discretion to employ or procure or permit the employment of managers, agents, contractors or any other persons

2. Subject to paragraphs 1.2 and 1.3 above, the following services to be carried out in accordance with the principles of good estate management shall constitute the Estate Services:

2.1      Estate Common Parts
To maintain the Estate Common Parts and each and every part thereof

2.2      Apparatus plant machinery etc
To maintain and operate all apparatus, plant, machinery and equipment comprised in, or otherwise serving, the Estate Common Parts from time to time and the buildings housing them, including (without prejudice to the generality of the foregoing and so far as for the time being comprised in or otherwise serving the Estate Common Parts as aforesaid) escalators, travelators, stand-by generators and items relating to mechanical ventilation, heating, cooling, air conditioning and humidification

2.3      Conducting Media
To maintain all Conducting Media within the Estate Common Parts or the use of which is shared by the occupiers of more than one building on the Estate

2.4      Fire alarms etc.
To maintain any fire alarms and ancillary apparatus and 6re prevention and fire fighting equipment and apparatus and other safety equipment and systems comprised in the Estate Common Parts and in any event to maintain fire and smoke detection fire preventive and fire fighting equipment including sprinklers, hydrants, hosereels, extinguishers, fire alarms, fire escapes and fire escape routes and general means of escape to the extent required to comply in relation to the Estate Common Parts with statutory requirements and the requirements of responsible authorities or underwriters or insurance companies

2.5      Lighting
To keep lit at such times as the Landlord may reasonably think fit all appropriate parts of the Estate Common parts and to keep floodlit such elevations of the buildings comprised in the Estate (including the Building) as it may think fit

2.6      Roads Malls etc open
(Without prejudice to any right of the Landlord hereunder) to keep open and unobstructed the roadways, streets, plazas, malls and other vehicular and pedestrian ways and similar areas comprised in the Estate Common Parts (subject only to any unavoidable temporary closure from time to time or closure at certain hours for reasons of security or operational purposes)

2.7      Security surveillance and visitor control
To provide security services and personnel including where appropriate in the Landlord's judgement closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Estate Common Parts (both vehicular and pedestrian)

2.8      Provision of signs and general amenities
In the Landlord's discretion, to provide, erect, place and maintain direction signs and notices, seats and other fixtures, fittings, chattels and amenities for the convenience of tenants and their visitors and for the enjoyment or better enjoyment of such parts of the Estate Common Parts as are available from time to time for use by the occupiers of, and visitors to, the Estate and/or members of the public as the Landlord may determine

2.9      Ornamental features gardens etc.
To provide and maintain hard and soft landscaping and planting in and on such areas of the Estate Common Parts as the Landlord may consider appropriate or desirable including, without limitation, plants, shrubs, trees or gardens or grassed areas and, at the absolute discretion of the Landlord, fountains sculptures, architectural, artistic or ornamental features or murals and to keep all such parts of the Estate Common Parts as may from time to time be laid out as landscaping (including water features) neat, clean, planted (where appropriate), properly tended and free from weeds and the grass cut

2.10     Fixtures fittings etc.
To provide and maintain fixtures, fittings, furnishings, finishes, bins, receptacles, tools, appliances, materials, equipment and other things for the maintenance, appearance, upkeep or cleanliness of the Estate Common Parts and the provision of the services set out in this part of this Schedule

2.11     Windows
As often as the Landlord may consider desirable, to clean the exterior and interior of and all glazed atria, covered walkways, courtyards or Estate Common Parts (including Minster Court) and all windows and window frames in any building included in the Estate Common parts and to provide and maintain cradles, runways and carriages in connection with such cleaning

2.12     Refuse
To provide and operate, or procure the provision and operation of, means of collection, compaction and disposal of refuse and rubbish (including litter within the Estate Common Parts and if necessary pest control) from the Estate Common Parts and other parts of the Estate (to the extent that the same is not provided to a standard considered adequate by the Landlord or at all by the appropriate public or similar authority) and to provide and maintain plant and equipment for the collection, compaction, treatment, packaging or disposal of the same

2.13     Energy and Supply Services
To arrange the provision of water, fuel, oil, gas, heating, cooling, air conditioning, ventilation, electricity and other energy and supply services to the Estate Common Parts as may be required for use in running or operating any service to the Estate Common Parts or distributed to occupiers of the Estate, including, so far as appropriate, standby power generators and plants

2.14     Other Services
To provide such other services for the benefit of the Estate or the convenience of the occupiers thereof as the Landlord may in accordance with the principles of good estate management reasonably consider desirable or appropriate

                                   Section II
1.       Staff
The cost of staff (including such direct or indirect labour as the Landlord deems appropriate) for the provision of the Estate Services (including traffic control and policing) and all other incidental expenditure including but not limited to:

1.1. salaries,  insurance,  health,   pension,   welfare,  severance  and  other
payments, contributions and premiums;

1.2 the cost of uniforms, working clothes, tools, appliances, materials and furniture, furnishings, stationery items and equipment (including telephones) for the proper performance of the duties of any such staff;

1.3 providing, maintaining, repairing, decorating and lighting the Management Premises and all rates, gas, electricity and other utility charges (other than telephones and line rentals for private purposes) in respect of the Management Premises and any reasonable actual or reasonable notional rent for such accommodation

2.       Common Facilities
The amount which shall reasonably require to be paid for, or as a contribution towards, the costs, charges, fees and expenses in making, laying, repairing, maintaining, rebuilding, decorating, cleansing and lighting (as the case may be) any roads, ways, forecourt& passage% pavements, party walls or fences, party structures, pipes or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by, the Estate in common with any adjoining property

3.       Outgoings
All existing and future rates (including water rates), taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable in respect of the Estate Common Parts or any part thereof

4.       Statutory requirements
The cost of carrying out any works to the Estate Common Parts required to comply with any

Represenatations
The cost of taking any steps reasonably deemed desirable or expedient by the Landlord for complying with, making representations against, or otherwise contesting the incidence of the provisions of any statute concerning town planning, rating, public health, highways, streets, drainage and all other matters relating or alleged to relate to the Estate Common Parts or the Estate as a whole or in which occupiers within the Estate have a common interest

6.        Estate Services and Estate Regulations
The cost of compliance with the Estate Regulations and any other ~0vt5nant.s or regulations referred to so far as the same relate to the provision of the services and other items referred to in this Schedule

7.       Fees of the Landlord's Surveyor
The proper and reasonable fees, costs, charges, expenses and disbursements of the Landlord's Surveyor for, or in connection with, the performance of the duties ascribed to the Landlord's Surveyor under the provisions of this Lease

8.       Management
8.1 The reasonable and proper fees of a firm of managing agents employed or retained by the Landlord for or in connection with the general overall management and administration and supervision of the Estate (excluding rent collection)

8.2 A reasonable fee to the Landlord or a Group Company of the Landlord in connection with the management of the Estate but so that, if a firm of managing agents is appointed to manage the Estate, the fee chargeable by the Landlord or a Group Company of the Landlord in any Estate Accounting Year under this paragraph 8.2 shah be reduced (but not below zero) by an amount equivalent to the fees (before Value Added Tax) charged by such managing agents and included in Estate Expenditure for that Estate Accounting Year pursuant to paragraph 8.1 above

9. Insurance 9.1 The cost of insuring:

         a) the Estate Common Parts against loss or damage by the Insured Risks in such sum and shall in the Landlord's reasonable opinion be the full reinstatement cost thereof (together with Value Added Tax thereon) and including architects', surveyors' and other professional fees (and Value Added Tax thereon) and expenses incidental thereto, the cost of shoring up, demolition and site clearance and similar expenses;
         b) any engineering and electrical plant and machinery being part of the Estate Common Parts against explosion (to the extent that the same is not covered by sub-paragraph 9.1(a));
         c) property owner's liability and public liability or such other insurances as the Landlord may from time to time deem necessary to effect

9.2 The cost of periodic valuations for insurance purposes (but no more than one such valuation shall be carried out in each two (2) year period unless the Landlord reasonably requires at any time a more frequent valuation)

9.3 Works required to the Estate Common Parts in order to satisfy the insurers of the Estate
Common Parts

9.4 Any amount which may be deducted or disallowed by the insurers pursuant to the excess provision in the Landlord's insurance policy upon settlement or adjudication of any claim by the Landlord

10.      Miscellaneous items

10.1     Leasing or hiring any of the items referred to in this Schedule

10.2 Interest, commission and fees at normal commercial rates in respect of any moneys included in Estate Expenditure borrowed to finance the provision of services and any of the items referred to in this Schedule

11.      Exhibitions etc.
The cost of any displays, concerts, exhibitions or other forms of public entertainment or activity undertaken within the Estate Common Parts or for the benefit or enjoyment of the Estate and its occupiers

12.      As to Covenants
The cost of compliance by the Landlord with its obligations in relation to the Estate Services and the cost of enforcing the covenants of any other parties in relation to the Estate Services for the general benefit of the tenants of the Estate as reasonably determined by the Landlord (save to the extent recovered from such parties which the Landlord shall use all reasonable endeavours to do and save fix the cost of enforcing covenants for the payment of money)

                                SEVENTH SCHEDULE
                                Building Services
                                    Section I

1.1 In this part of this Schedule, reference to "maintain" shall mean maintain, inspect test, service, repair, overhaul, amend and (where the Landlord reasonably SO requires in order to ensure that the Building Common Parts are kept in a first class state appropriate to the quality size nature and prestige of the Building as a whole) rebuild, renew, reinstate and replace and shall include, where appropriate treat, wash down, cleanse, paint, decorate, empty and drain and the expression "maintenance" shall be construed accordingly

1.2 In deciding the extent nature and quality of the relevant service or services the Landlord shall at all times act reasonably

1.3 In performing the Building Services and any other services hereunder the Landlord shall be entitled in its discretion to employ or procure or permit the employment of managers, agents, contractors or any other persons

2. Subject to paragraphs 1.2 and 1.3 above, the following services to be carried out in accordance with the principles of good estate management shall constitute the Building Services:

2.1      The Retained Parts
To maintain the Retained Parts and each and every part thereof

2.2      Building Common parts
To keep clean and maintained the Building Common Parts including the windows thereof and to keep the same adequately lighted carpeted and furnished where appropriate

2.3      Lifts
To provide a lift service by the operation of the lifts now installed or by such substituted lifts as the Landlord in its reasonable discretion may from time to time decide to install and to provide such a lift service as the Landlord reasonably considers necessary or desirable and to maintain and insure all equipment, plant and machinery used in connection therewith

2.4      Hot and cold water
To provide an adequate supply of hot and cold water to the wash basins in the Building and cold water to the lavatories and fire sprinklers therein

2.5      Air conditioning and heating
To provide air conditioning and heating to the Building including the Building Common Parts intended to be air conditioned to such temperatures and standards as the Landlord may from time to time reasonably consider appropriate and to maintain all equipment plant and machinery used in connection therewith

2.6      Name boards
To provide and install name boards of such size and design as the Landlord may in its absolute discretion determine in the main entrance to the Building and at such other locations the Landlord may consider desirable

2.7 To provide reception and security facilities at the ground floor entrances of the Building


                                   Section II

1.       Retained Parts
The cost of maintaining, lighting, heating, furnishing, carpeting and equipping and (if the Landlord reasonably considers necessary) altering the Retained Parts including, but not limited to, the provision in the main entrance halls and lift lobby areas of floral decorations, desks, tables, chairs and other fixtures and fittings

2.       Apparatus plant machinery etc
The cost of maintaining and operating all apparatus, plant, machinery and equipment serving the Building from time to time including (without prejudice to the generality of the foregoing and so far as for the time being serving the Building as aforesaid) lifts, lift shafts, escalators, travelators, stand-by generators and boilers and items relating to mechanical ventilation, heating, cooling, air conditioning and humidification

3.       Fire alarms etc.
The cost of maintaining any fire alarms and ancillary apparatus and fire prevention and fire fighting equipment and apparatus and other safety equipment comprised in the Retained Parts or serving the Building and in any event of maintaining fire and smoke detection fire preventive and fire fighting equipment including sprinklers, hydrants, hosereels, extinguishers, fire alarms, fire escapes and fire escape routes and general means of escape to the extent required to comply in relation to the Retained Parts with statutory requirements and the requirements of responsible authorities or underwriters or insurance companies

4.       Security and surveillance
The cost of providing security services and personnel including where appropriate in the Landlord's judgement closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of or visitors to the Building (both vehicular and pedestrian) and for the purpose of monitoring, organising and supervising the use of any loading bays, delivery areas and goods lifts within the Building Provided that, for the avoidance of doubt, such services and personnel shall not extend to the Demised Premises

5.       Provision of signs and general amenities
The cost of providing, erecting, placing and maintaining direction signs and notices, seats and other fixtures, fittings, chattels and amenities for the convenience of tenants and their visitors and for the enjoyment or better enjoyment of such parts of the Building Common Parts as are available from time to time for use by the occupiers of and visitors to the Building and/or members of the public as the Landlord may determine

6. Ornamental features gardens etc.
The cost of providing and maintaining hard and soft landscaping and planting in and on such areas of the Retained Parts as the Landlord may consider appropriate or desirable including, without limitation, plants, shrubs, trees or gardens or grassed areas and appropriate fountains, sculptures, architectural, artistic or ornamental features or murals and of keeping all such parts of the Retained Parts as may from time to time be laid out as landscaping (including water features) neat, clean, planted (where appropriate) properly tended and free from weeds and the grass cut

7.       Fixtures fittings etc.
The cost of providing and maintaining fixtures, fittings, furnishings, finishes, bins, receptacles, tools, appliances, materials, equipment and other things for the maintenance, appearance, upkeep or cleanliness of the Retained Parts and the provision of any services for the Building

8.       Windows
The cost of cleaning the exterior and (save where the same is the responsibility of a tenant) interior of all windows and window frames in the Building and of providing and maintaining cradles, runways and carriages in connection with such cleaning

9.       Refuse
The cost of providing and operating or procuring the provision and operation of means of collection, compaction and disposal of refuse and rubbish (including litter within the Building Common Parts and if necessary pest control) from the Building and of providing and maintaining plant and equipment for the collection, compaction, treatment, packaging or disposal of the same

10.      Energy and supply services
The cost of the provision of water, fuel, oil, gas, heating, cooling, air conditioning, ventilation, electricity and other energy and supply services to the Building as may be required for use in running or operating any service to the Building or distributed to occupiers of the Building including, so far as appropriate, standby power generators and plant

11.      Other services
The cost of providing such other services for the benefit of the Building or the convenience of the occupiers thereof (including, without limitation, a receipt and dispatch centre for items delivered by courier) as the Landlord may in accordance with the principles of good estate management reasonably consider desirable or appropriate

12.      Staff
The cost of staff (including such direct or indirect labour as the Landlord deems appropriate) employed for the provision of the Building Services or in respect of the matters referred to in this Seventh Schedule, including but not limited to:

12.1 salaries, insurance, health, pension, welfare, severance and other payments, contributions and premiums;

12.2 the cost of uniforms, working clothes, tools, appliances, materials and furniture, furnishings, stationery items and equipment (including telephones) for the proper performance of the duties of any such staff,

12.3 providing, maintaining, repairing, decorating and lighting the Management Premises and/or any accommodation and facilities for staff including any reasonable residential accommodation for staff employed in the Building and all rates, gas, electricity and other utility charges (other than telephones and line rentals for private purposes) in respect thereof and any reasonable actual or notional rent for such accommodation

13.      Common Facilities
The amount which the Landlord shall reasonably require to be paid or contributed towards the costs, charges, fees and expenses in making, laying, repairing, maintaining, rebuilding decorating, cleansing and lighting (as the case may be) any roads, ways, forecourts, passages, pavements, party walls or fences, party structures, the Conducting Media or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by, the Building in common with any adjoining or neighbouring property

14.      Outgoings
All existing and future rates (including water rates), taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable in respect of the Retained Parts or any part thereof

15.      Statutory requirements
The cost of carrying out any works to the Retained Parts required to comply with any statute

16.      Representations
The cost of taking any steps reasonably deemed desirable or expedient by the Landlord for complying with, making representations against or otherwise contesting the incidence of the provisions of any statute concerning town planning, rating, public health, highways, streets, drainage and all other matters relating or alleged to relate to the Retained Parts or the Building as a whole or in which occupiers within the Building have a common interest

17.      Building Services and Building Regulations
The cost of compliance with the Building Regulations and any other covenants or regulations referred to so far as the same relate to the provision of the services and other items referred to in this Schedule

18.      Enforcement of covenants etc,
The cost of enforcing the covenants (other than covenants to pay money) in any other 1ea.W of Lettable Areas in the Building for the general benefit of the tenants thereof as reasonably determined by the Landlord (save to the extent recovered from such parties which the Landlord shah use all reasonable endeavours to do)

19.      Fees of the Landlord's Surveyor
The proper and reasonable fees, costs, charges, expenses and disbursements of the Landlord's Surveyor for or in connection with the performance of the duties ascribed to the Landlord's Surveyor under the provisions of this Lease

20.      Management
20.1 The proper and reasonable fees of a firm of managing agents employed or retained by the Landlord or a Group Company of the Landlord for, or in connection with, the general overall management and administration and supervision of the Building (excluding rent collection)

20.2 A reasonable fee to the Landlord or to a Group Company of the Landlord in connection with the management of the Building but so that, if a firm of managing agents is appointed to manage the Building, the fee chargeable by the Landlord or a Group Company of the Landlord in any Building Accounting Year under this paragraph 20.2 shall be reduced (but not below zero) by an amount equivalent to the fees (net of Value Added Tax) charged by such managing agents and included in Building Expenditure for that Building Accounting Year pursuant to paragraph 20.1 above

21.      Miscellaneous items
21.1 Leasing or hiring any of the items referred to in Section I or Section II of this Schedule

21.2 Interest, commission and fees at normal commercial rates in respect of any moneys borrowed to finance the provision of services and any of the items referred to in Section I or Section II of this Schedule

21.3 Operating and managing the operation of the Electricity Charge referred to in the Eleventh Schedule throughout the Building

22.      Insurance

22.1 Works required to the Building in order to satisfy the insurers of the Building

22.2 Any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in the Landlord's insurance policy upon settlement or adjudication of any claim by the Landlord

23.      Decorations
Providing and maintaining Christmas and other special decorations for the Building

24.      As to Covenants
The cost of compliance by the Landlord with its obligations in relation to the Building Services and the reasonable and proper cost of enforcing the covenants of any other parties in relation to the Building Services for the general benefit of the tenants of the Building as reasonably determined by the Landlord (save to the extent recovered from such parties which the Landlord shall use all reasonable endeavours to do and save for the cost of enforcing covenants for the payment of money)

25.      Generally
Any reasonable and proper costs and expenses (not referred to above) which the Landlord may reasonably and properly incur in providing such other services and in carrying out such other works as the Landlord in its reasonable discretion may deem desirable or necessary for the benefit of the Building or any part of it or the tenants or occupiers thereof or for securing or enhancing any amenities of or within the Building or in the interest of good estate management

                                 EIGHTH SCHEDULE
                              Guarantee Provisions

Covenant and indemnity by Guarantor
The Guarantor hereby covenants with the Landlord as a primary obligation that the Tenant or the Guarantor shall at all times during the contractual term duly perform and observe all the covenants on the part of the Tenant contained in this Lease including the payment of the rents and all other sums payable under this Lease in the manner and at the times herein specified and the Guarantor hereby indemnifies the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of, or arising in any way directly or indirectly out of, any default by the Tenant in the performance and observance of any of its obligations or the payment of any rent and other sums

Waiver by Guarantor
The Guarantor hereby waives any right to require the Landlord to make demands of, or to proceed against, the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor

Postponement of claims by Guarantor against Tenant
Whilst any liability of the Tenant or the Guarantor to the Landlord remain outstanding, the Guarantor hereby further covenants with the Landlord that the Guarantor shall not claim in any liquidation, bankruptcy, composition or arrangement of the Tenant in competition with the Landlord and shah remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Tenant and shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant

Postponement of participation by Guarantor in security
The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged

No release of Guarantor
None of the following or any combination thereof shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor under this Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:

5.1 any neglect, -delay or forberance of the Landlord in endeavouring to obtain payment of the rents or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

5.2 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to reenter the Demised Premises;

5.3      any extension of time given by the Landlord to the Tenant;

5.4 any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord's reversion or the assignment of this Lease;

5.5 any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

5.6 any legal limitation or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant; and

5.7 any other act, omission, matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord)

6.       Disclaimer or forfeiture of Lease
6.1 The Guarantor hereby further covenants with the Landlord that:
         (a) if a liquidator or trustee in bankruptcy shah disclaim or surrender this Lease; or
         (b)      if this Lease shall be forfeited; or
         (c)      if the Tenant shall cease to exist

THEN the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within four and a half months after such disclaimer or other event so requires, accept from, and execute and deliver to, the Landlord a counterpart of a new lease of the Demised Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the reasonable and proper cost of the Guarantor and to be at the same rents and subject to the same covenants, conditions and provisions as are contained in this Lease (hut omitting this Schedule)

6.2 If the Landlord shall not require the Guarantor to take a new lease, the Guarantor shall nevertheless within 28 days of demand pay to the Landlord a sum equal to the rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of six
(6) months therefrom or until the Landlord shall have granted a lease of the Demised Premises to a third party (whichever shall first occur)

7.       Benefit of Guarantee
This guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment thereof

                                 NINTH SCHEDULE
                               Estate Regulations


1.       Refuse and litter
No refuse or garbage shall be placed anywhere other than in proper containers provided for the purpose or as may reasonably be designated by the Superior Landlord or the Landlord or other the person responsible for providing the Estate Services (the "Estate Landlord") and no litter shall be dropped in any of the Estate Common Parts

2.       Entrances, Corridors, Fire Exits etc.
2.1 Fire corridors, fire exits and escape stairways within the Estate Common Parts shall (unless the Estate Landlord shall otherwise specify) be for emergency use only and they shall not be used for any other purpose

2.2 The Tenant shall not obstruct any such fire corridors, fire exits and escape stairways nor any other pavements, roads, streets, walkways, plazas, malls, entrances, fire corridors, escalators or elevators within the Estate Common Parts

3.       Parking and Loading
3.1 No parking of any motor vehicles shall take place within the Estate save as may be expressly permitted by this Lease or other legal right or permission granted in writing from time to time by the Estate Landlord to the Tenant

3.2      Not to load or unload vehicles in the highways adjoining the Estate

4.       Loudspeakers etc
No music or other sounds or noise is to be permitted to be played, broadcast, transmitted or otherwise produced so as to be audible outside the Demised Premises

5.       Use of the Estate Common Parts
5.1 Not to obstruct the roads, streets, malls and other areas of the Estate Common Parts

5.2 Not to do anything in the use of the Estate Common Parts which may be or become a nuisance to the Estate Landlord or any occupier of or visitor to the Estate

5.3  Not to cause any unnecessary noise, vibration or exhaust fumes Common Parts

5.4 Not knowingly to do any act or thing which may render void or voidable any policy of insurance effected in respect of the Estate Common Parts

5.5 Forthwith to make good or procure to be made good, to the reasonable satisfaction of the Landlord, any damage caused to the Estate Common Parts by the Tenant or by persons authorised by the Tenant to use the same and to pay to the Landlord on demand the cost incurred by the Estate Landlord in making good such damage

5.6 Without prejudice to any express right which may be granted in writing to the Tenant by the Landlord, not to park or leave unattended any vehicle or other thing anywhere on the Estate except in the Basement and such place (if any) as may from time to time be designated by the Landlord for such parking or leaving and to remove (and to permit the Landlord in its discretion without notice to the Tenant or user thereof to remove or immobilise) any such vehicle or thing parked or left in contravention of this regulation, in particular, but without limitation, if it shall be, or threaten to become, an obstruction or hazard to safety or health or is otherwise offensive or injurious to the amenities of the Estate and to pay to the Estate Landlord the cost of any such removal or immobilisation borne by the Estate Landlord

5.7 To give all reasonable co-operation to facilitate the temporary closure of, or changes to, the layout of the Estate Common Parts or any part thereof consistent with the Terms of this Lease

5.8 To comply with, and to procure that those authorised by the Tenant comply with, all directions and requests of the Estate Landlord for regulating the flow of traffic and controlling the positioning of vehicles within the Estate Common Parts

5.9 To comply with, and to procure that those authorised by the Tenant comply with, all reasonable directions made by the Estate Landlord relating to security or fire precautions in respect of the Estate Common Parts

5.10 Not to deposit any refuse, debris or other material in, or cause to be polluted, any water areas forming part of the Estate

6.       Use of the Car Park
6.1      6.1.1   Not to obstruct any access or circulation areas within the Car
Park;

         6.1.2 Not to do anything in the use of the Car Park which may be or become a nuisance or annoyance or inconvenience to the Estate Landlord or the Landlord or to any occupier of or visitor to the Estate;

         6.1.3 Not to cause any unnecessary noise, vibration or exhaust fumes within the Car Park

         6.1.4 Not to do any act or thing which may render void or voidable any policy of insurance effected in respect of the Car Park;

         6.1.5 To make good to the reasonable satisfaction of the Estate Landlord or the Landlord any damage caused to the Car Park by the Tenant or by persons authorized by the Tenant to use the same and to pay to the Landlord on demand the cost incurred b the Landlord in making good such damage;
         6.1.6 To ensure that any motor car parked in the Car Park is parked in an orderly manner

6.2 To park only in the spaces or in the area designated for the use of the Tenant from. time to time by the Estate Landlord or the Landlord

6.3 Not to deposit in the Car Park any rubbish, litter or refuse of any kind, other than in proper receptacles provided for that purpose

6.4      Not to do or permit any of the following to be done within the Car
Park:
         (a)      the washing or cleaning of any car;
         (b)      works of repair or maintenance to any car;
         (c) the pouring or other transfer of petrol or other fuel into or out of the fuel tank of any car; (d) the loading or unloading of any goods;
         (e) the storage of fuel (other than that contained in the petrol tank of any motor car); (f) the carrying on of any trade or business

6.5 To observe such reasonable directions as shall from time to time be made by the Estate Landlord the Landlord in respect of the temporary closure of the Car Park and removal of cars parked therein for the purposes of maintenance or repairs

6.6 To comply with, and to procure that those authorised by the Tenant exercise the rights granted by Paragraph 8 of the Second Schedule comply with, all directions and signs from time to time posted by the Estate Landlord or the Landlord in the Car Park and all instructions or requests given or made from time to time by any employee or agent of the Estate Landlord or the Landlord for regulating traffic and controlling the positioning of vehicles within the Car Park


6.7 If so required from time to time by the Estate Landlord or the Landlord, to instruct the drivers of cars using the Car Park with the Tenant's authority to leave their car keys with an authorised representative of the Estate Landlord or the Landlord upon such terms as shall be reasonably prescribed by the Estate Landlord, or the Landlord

                                 TENTH SCHEDULE
                              Building Regulations
1.       Refuse
1.1 To deposit all rubbish and refuse generated by or from the Demised Premises in such receptacles as may be designated by the Landlord from time to time

1.2 Not to deposit in the Building Common Parts any rubbish, litter or refuse of any kind other than in proper receptacles provided for the purposes or as may be designated by the Landlord and not to bum any rubbish or refuse on the Demised Premises

1.3 Not to discharge into any Conducting Media any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger or which might injure the Conducting Media or the drainage system of the Demised Premises or the Estate

2.       Obstruction of the Building Common Parts
Not to do anything whereby the Building Common Parts or any other areas over which the Tenant may have rights of access or use may be damaged or the fair use thereof by others may be obstructed in any manner whatsoever

3.       Entry to the Building
To comply with all reasonable regulations made from time to time by the Landlord and notified to the Tenant in respect of security arrangements made in respect of the Building

4.       Damage to the Building Common Parts
To make good to the reasonable satisfaction of the Landlord any damage caused to the Building Common Parts by the Tenant or by persons authorised by the Tenant to use the same and to pay to the Landlord on demand the cost incurred by the Landlord in making good such damage

5.       Delivery areas etc.
To comply with all reasonable and proper directions and requests of the Landlord issued from time to time for the reasonable regulation of the use of the Loading Bay 6. Goods lifts 6.1 To procure that the carrying in or out of any safes, furniture, packages, boxes, crates or other similar objects or matter to or from the Demised Premises shah take place by prior arrangement with the Landlord only during such hours and in such goods lifts and in such manner as the Landlord may from time to time reasonably determine

5.16 To ensure that all hand trucks used within the Building shall be equipped with rubber tires side guards

6.3 To procure that all persons using or visiting the Demised Premises shall not use the goods lifts in the Building except by prior arrangement with the Landlord

7.       Packages etc.
For the purpose of enquiring whether the same pose any hazard, to permit the Landlord to inspect any parcel, package, case or other thing being or proposed to be brought into the Building if the Landlord or any employee or agent of the Landlord shall in its or his discretion require td inspect the same and to comply with all reasonable directions given in such circumstances

8.       Courier service
If such centre is provided, to procure that all messenger services delivering to or collecting from the Tenant or any undertenant use the receipt and dispatch centre provided by the Landlord for courier delivery services

9.       Canvassing soliciting etc
Not to permit or suffer any canvassing, busking, soliciting or peddling within the Building

10.      Instructions to staff
Not to give instructions to any staff of the Landlord whether in respect of their regular duties or otherwise

11.      Entrance doors and windows
When the Demised Premises are not in use, all entrance doors to the Demised Premises shall be left locked and all windows left closed; entrance doors shall not be left open at any time and all lights in the Demised Premises shall be extinguished before the Demised Premises are closed

12.      Office Cleaning
The cleaning of the Demised Premises is to be carried out before 8.00 am and after 6.00 pm each day

                                ELEVENTH SCHEDULE
                               Electricity Supply

1.       Definitions
In this Schedule, unless the context otherwise requires:

1.1 "Board" means London Electricity plc or other the authority or company supplying electricity to the Building

1.2 "Principal Intake Meter" means the metering equipment installed by the Board for the purpose of measuring the Principal Supply

1.3 "Electricity Charge" means the cost to the Landlord of supplying electricity to the Demised Premises to be calculated in accordance with paragraph 10 of this Schedule

1.4 "Landlord's Apparatus" means all electric cables, meters, switchgear and other apparatus necessary for the supply of electricity from the Principal Supply to each of the Lettable Areas and the Building Common Parts including the Demised Premises and also all stand-by generators, the cost allocation hardware/software/apparatus and other equipment within the Building intended to provide the Tenant's Supply at such time or times as the Principal Supply shall fail

1.5 "Principal Supply" means the supply of electricity to the Building by the Board to the Principal Intake Meter

1.6 "Lessee's Meters" means the measuring equipment forming part of the Landlord's Apparatus for the purpose of measuring the Tenant's Supply

1.7 "Tenant's Meter" means the measuring equipment installed as part of the Landlord's Apparatus for the purposes of measuring the supply of electricity to the Demised Premises

1.8 "Tenant's Supply" means the supply of electricity to each of the Lettable Areas in the Building including the Demised Premises through the Landlord's Apparatus

2.       Recital
The Landlord has installed at the point of delivery of the Tenant's Supply to and within the Demised Premises the Tenant's Meter which shall, so far as practicable, be accurate within the limits of error reasonably allowed for commercial grade meters

3.       Maintain Landlord's Apparatus
The Landlord shall maintain the Landlord's Apparatus in the Building in good and substantial repair and condition so as to permit the free flow of electricity from the Principal Supply to the Demised Premises but shall be at liberty if necessary and on giving to the Tenant not less than five (5) working days notice in writing temporarily to take the Landlord's Apparatus or any part thereof out of service for maintenance, repair, replacement or modernization causing as little inconvenience to the Tenant as reasonably practicable and doing such work outside normal business hours (except in case of emergency) and, subject thereto, the Landlord shall not be liable to the Tenant or the Tenant's employees or those claiming through or under the Tenant for such taking out of service or for the failure, interruption or breakdown of the Landlord's Apparatus or of the Principal Supply or the Tenant's Supply which is not attributable to the willful default or negligence of the Landlord Provided Always that the Landlord will carry out such maintenance, repair, replacement or modernization with all due expedition and in a good and workmanlike manner

4.       Capacity of Supply
The Tenant shall not, without the consent in writing of the Landlord (such consent not to be unreasonably withheld), take or be entitled to take a supply from the Landlord's Apparatus in excess of its existing service capacity

5.       Legislation
The Landlord and the Tenant shall at all times comply with any regulations made or having effect as if made by the appropriate authority under Section 36 of the Electricity Act 1983 or any statutory reenactment from time to time of such provisions

6.       Tenant's Meters
The Landlord agrees to install and maintain in the Building (subject to the provisions of paragraph 3 of this Schedule) Lessee's Meters sufficient for the measurement and calculation of electricity supplied to all occupiers and other consumers in the Building (including the supply to the Landlord for the purpose of performing its obligations in respect of the Building) and will not disconnect the Tenant's Supply to the Demised Premises without simultaneously providing an alternative supply

7.       Disputes
7.1 If either party shall by notice in writing to the other at any time, question the accuracy of the Tenant's Meter the Principal Intake Meter the Lessee's Meters and/or the Landlord's Apparatus the same shall be tested in such manner as may be agreed between the parties or in default of agreement by an expert nominated on the application of either party by the President for the time being of the Institution of Electrical Engineers who shall determine whether or not the

Tenant's Meter shall have failed to or register accurately and the period during the Tenant's Meter failed to register or registered inaccurately and the amount of error (such determination to be final and binding on the parties) and the amount payable by the Tenant during the period determined by the expert shall be adjusted, SO far as is necessary, to give effect to his determination and the fees and expenses of the expert shall be borne by such of the parties and in such proportions as he shall determine

7.2 Pending the determination of the expert in accordance with the provisions Of paragraph 7.1 of this Schedule, the Landlord shall be entitled to make a reasonable estimate of the electricity consumed by the Tenant and the amount payable by the Tenant in accordance with this Schedule shall be calculated accordingly

7.3 Any adjustment shall be made forthwith following the determination by the expert in accordance with paragraph 7.1 of this Schedule by payment by either party to the Other, as the case may be

8.       Reading Tenant's Meters
The Landlord shall procure that readings are taken (which shall not be for periods of less than one month) and recorded from all Lessee's Meters in the Building and the readings taken and recorded shall (subject to manifest error and to the provision of paragraph 7 of this Schedule) be accepted by the Landlord and the Tenant

9.       Accounts
As soon as practicable after the readings are taken, the Landlord shah deliver to the Tenant an account with sufficient and proper details showing the amount of Electricity Charge and details as to how the Electricity Charge has been calculated

10.      The Electricity Charge
The Electricity Charge payable by the Tenant to the Landlord shall be the aggregate of:

a)       an amount calculated in accordance with the following formula:
                  A = B x C
                      -----
                        D

                  where:

                  A = the amount payable by the Tenant to the Landlord;

B = the number of units of electricity shown by the reading on the Tenant's Meter for the Demised Premises over a given period of time;

C = the aggregate cost of all units of electricity comprising the Principal Supply over the same given period of time for which the Landlord is contractually liable to pay and which is shown on the Principal Intake Meter; and

D = the aggregate of the readings of units of electricity on all Lessee's Meters in the Building over that same period of time;

(b) a proper proportion attributable to the Demised Premises of the actual cost of taking readings of all consumer's meters in the Building; and

(c) a proper proportion attributable to the Demised Premises of the cost to the Landlord of inspecting, maintaining, repairing and renewing the Landlord's Apparatus, including operating any stand-by generators in the Building

11. The Tenant shall pay to the Landlord within fourteen days of demand (but not more frequently than every one calendar month) in advance to the Landlord such sum ("the Electricity Charge Advance Payment") on account of the Electricity Charge for the period until the next readings are taken pursuant to paragraph 8 of this Schedule as the Landlord shall from time to time reasonably specify as being in its opinion a fair and reasonable assessment of the Electricity Charge likely to be due from the Tenant for such period provided that if following issue of the account referred to in paragraph 9 of this Schedule the Electricity Charge Advance Payment is less than the Electricity Charge then the Tenant shall within fourteen (14) days of demand pay to the Landlord the balance of the Electricity Charge in respect of the period in question; or (as the case may be) there shall be credited against the Tenant's liability for Electricity Charge for the next period any amount which shah have been overpaid by the Tenant by way of Electricity Charge Advance Payment, and if such overpayments occur on a regular basis the Landlord shah revise its estimate of the Electricity Charge Advance Payment appropriately; and provided that the Landlord will credit to any sums held by it in respect of Electricity Charge Advance Payments all interest accrued thereon and the Landlord will utilise any such interest towards the payment of the Electricity Charge

12. The Landlord shall bear the cost of supplying electricity and the proportion of all meter rents which relate to any Lettable Areas in the Building which are at any time unlet and shall make such adjustments to the calculation of the Electricity Charge under paragraph 10 above as shall be reasonably necessary to give effect to this paragraph 12.